Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

September 22, 2017

among

NEWMARKET CORPORATION

AFTON CHEMICAL UK HOLDINGS LIMITED

AFTON CHEMICAL LIMITED

AFTON CHEMICAL EA HOLDINGS S.À R.L.

AFTON CHEMICAL INTERNATIONAL HOLDINGS S.À R.L.

AFTON CHEMICAL SWITZERLAND GMBH

The Other Foreign Subsidiary Borrowers Party Hereto

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

BANK OF AMERICA, N.A. and PNC BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

and

CITIBANK, N.A., DBS BANK LTD. and U.S. BANK NATIONAL ASSOCIATION

as Co-Documentation Agents

JPMORGAN CHASE BANK, N.A.,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

PNC CAPITAL MARKETS LLC

as Joint Bookrunners and Joint Lead Arrangers

i

(continued)

(continued)

(continued)

SCHEDULES:

Schedule 1.01	– Excluded Real Property
Schedule 2.01	– Commitments
Schedule 2.06	– Existing Letters of Credit
Schedule 3.01	– Subsidiaries
Schedule 6.01	– Existing Indebtedness
Schedule 6.02	– Existing Liens

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B-1	– Form of Increasing Lender Supplement
Exhibit C	– Form of Augmenting Lender Supplement
Exhibit D	– List of Closing Documents
Exhibit E-1	– Form of Borrowing Subsidiary Agreement
Exhibit E-2	– Form of Borrowing Subsidiary Termination
Exhibit F-1	– Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	– Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3	– Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	– Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1	– Form of Borrowing Request
Exhibit G-2	– Form of Interest Election Request
Exhibit G-3	– Form of Swingline Borrowing Request
Exhibit H	– Form of Note

CREDIT AGREEMENT (this “Agreement”) dated as of September 22, 2017 among NEWMARKET CORPORATION, the FOREIGN SUBSIDIARY BORROWERS from time to time party hereto, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, BANK OF AMERICA, N.A. and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and CITIBANK, N.A., DBS BANK LTD. and U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Commitment is $850,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (v) Japanese Yen and (vi) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.

“Agreed Swingline Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) for which a LIBOR Screen Rate is available in the Administrative Agent’s reasonable determination and (z) that is agreed to by the Administrative Agent and each of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate (or if the LIBO Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Alternative Rate” has the meaning assigned to such term in Section 2.14(a).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company and its affiliated companies concerning or relating to bribery or corruption.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.24 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable LC Sublimit” means (i) with respect to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank under this Agreement, $25,000,000, (ii) with respect to Bank of America, N.A. in its capacity as an Issuing Bank under this Agreement, $25,000,000, (iii) with respect to PNC Bank, National Association in its capacity as an Issuing Bank under this Agreement, $25,000,000 and (iv) with respect to any other Person that becomes an Issuing Bank pursuant to the terms of this Agreement, such amount as agreed to in writing by the Company, the Administrative Agent and such Person at the time such Person becomes an Issuing Bank pursuant to the terms of the Agreement, as each of the foregoing amounts may be amended from time to time with the written consent of the Company, the Administrative Agent and the Issuing Banks.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Pricing Level applicable on such date:

Pricing Level	Commitment Fee	Eurocurrency Spread	ABR Spread
Level I	0.10%	1.00%	0%
Level II	0.125%	1.125%	0.125%
Level III	0.15%	1.25%	0.25%
Level IV	0.175%	1.375%	0.375%
Level V	0.225%	1.625%	0.625%

For purposes hereof: (i) Pricing Level I, Leverage Level 1 and Ratings Level A are equivalent and correspond to each other, (ii) Pricing Level II, Leverage Level 2 and Ratings Level B are equivalent and correspond to each other, (iii) Pricing Level III, Leverage Level 3 and Ratings Level C are equivalent and correspond to each other, (iv) Pricing Level IV, Leverage Level 4 and Ratings Level D are equivalent and correspond to each other and (v) Pricing Level V, Leverage Level 5 and Ratings Level E are equivalent and correspond to each other.

At any time of determination, the Pricing Level shall be determined by reference to the Leverage Level or the Ratings Level, as the Company shall from time to time elect by written notice to the Administrative Agent, and any change in Pricing Level resulting from such election by the Company shall be effected as promptly as practicable by the Administrative Agent after receiving such written election from the Company.

Leverage Level Determination Grid

Leverage Level	Leverage Ratio
Level 1	< 1.00 to 1.00
Level 2	≥ 1.00 to 1.00 but < 1.75 to 1.00
Level 3	≥ 1.75 to 1.00 but < 2.50 to 1.00
Level 4	≥ 2.50 to 1.00 but < 3.50 to 1.00
Level 5	≥ 3.50 to 1.00

If at any time the Company fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Leverage Level 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Leverage Level shall be determined in accordance with the table above as applicable.

Except as otherwise provided in the paragraph below, adjustments, if any, to the Leverage Level then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Leverage Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

Notwithstanding the foregoing, Leverage Level 2 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Company’s first fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Leverage Level 3, 4 or 5 should have been applicable during such period, in which case such other Leverage Level shall be deemed to be applicable during such period) and adjustments to the Leverage Level then in effect shall thereafter be effected in accordance with the preceding paragraphs.

Ratings Level Determination

Ratings Level	Ratings (S&P/Moody’s/Fitch)
Level A	A-/A3/A- or higher
Level B	BBB+/Baa1/BBB+
Level C	BBB/Baa2/BBB
Level D	BBB-/Baa3/BBB-
Level E	BB+/Ba1/BB+ or lower

For purposes of the foregoing, (i) if none of Moody’s, S&P nor Fitch shall have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then Ratings Level E shall be in effect; (ii) if only one of Moody’s, S&P or Fitch provides a rating for the Index Debt, the Ratings Level corresponding to such rating shall be in effect; (iii) if the ratings established or deemed to have been established by Moody’s, S&P and Fitch for the Index Debt shall fall within different Ratings Levels and (a) two Ratings Levels are equal and higher than the third, the higher Ratings Level shall be in effect, (b) two Ratings Levels are equal and lower than the third, the lower Ratings Level shall be in effect or (c) no Ratings Levels are equal, the intermediate Ratings Level shall be in effect; (iv) if only two ratings from Moody’s, S&P and Fitch are available and the ratings established or deemed to have been established by such two rating agencies for the Index Debt shall fall within different Ratings Levels, the Ratings Level then in effect shall be based on the higher of the two ratings unless one of the two ratings is two or more Ratings Levels lower than the other, in which case the Ratings Level then in effect shall be determined by reference to the Ratings Level next below that of the higher of the two ratings; and (v) if the ratings established or deemed to have been established by Moody’s, S&P or Fitch for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s, S&P or Fitch), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Company to the Administrative Agent and the Lenders pursuant to Section 5.01 or otherwise. Each change in the Ratings Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s, S&P or Fitch shall change, or if all three rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Ratings Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to the Company or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Company or any Subsidiary in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company or any Foreign Subsidiary Borrower.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by any Borrower for a Revolving Borrowing in accordance with Section 2.03.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit E-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit E-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means: (i) any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than Bruce C. Gottwald, Floyd D. Gottwald, Jr. or members of their respective families, or investment entities owned entirely (directly or indirectly) by them or members of their respective families, either individually or acting in concert with one or more other persons, shall have acquired beneficial ownership, directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 25% or more of the combined voting power of all securities of the Company entitled to vote in the election of members of the governing body of the Company, other than securities having such power only by reason of the happening of a contingency; (ii) the occurrence, during any period of 24 consecutive months, of a change in the composition of the governing body of the Company such that a majority of the members of any such governing body are not Continuing Members; (iii) the occurrence of any “Change of Control” or similar event as defined in any agreement or instrument evidencing any Material Indebtedness with an original principal amount in excess of $50,000,000; (iv) the failure at any time of the Company to legally and beneficially own and control 100% of the issued and outstanding shares of capital stock of Ethyl Corporation or Afton Chemical Corporation or the failure at any time of the Company to have the ability to elect all of the governing body of Ethyl Corporation or Afton Chemical Corporation; or (v) the Company ceases to own, directly or indirectly, and Control 100% (other than directors’ qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any

Governmental Authority, or (c) the making or issuance of any request, rule, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Charitable Foundation” means The NewMarket Foundation, a non-stock, non-profit Virginia corporation formed by the Company which qualifies as an exempt organization under section 501(c)(3) of the Code which is organized and operated solely for charitable purposes.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” means NewMarket Corporation, a Virginia corporation.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP.

“Consolidated EBIT” means, for any period, (a) Consolidated EBITDA for such period minus (b) depreciation and amortization associated with Consolidated EBITDA for such period.

“Consolidated EBITDA” means, with reference to any period, Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, (vi) non-cash expenses related to stock based compensation minus, to the extent included in Consolidated Net Income, (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred and (4) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a Pro Forma Basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Company and its Subsidiaries calculated on a consolidated basis for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Company or any Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense shall be determined for such period on a Pro Forma Basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any wholly-owned Subsidiary of the Company.

“Consolidated Net Tangible Assets” means the aggregate amount of assets of the Company and its Subsidiaries, as set forth in the most recent balance sheet required to be delivered pursuant to Section 5.01, in each case, giving pro forma effect to any Material Acquisition or Material Disposition that shall have occurred since the end of the applicable fiscal quarter, minus (i) all current liabilities and (ii) goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means at any time the sum, without duplication, of (a) the aggregate Indebtedness of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Company and its Subsidiaries relating to the maximum drawing amount of all letters of credit outstanding and bankers acceptances and (c) Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Company or any of its Subsidiaries.

“Continuing Members” means any member of the governing body of the Company (i) who was a member of such governing body on the first day of a period of 24 consecutive months or (ii) whose nomination for election or election to such governing body was approved by a majority of the members who were either members of such governing body on the first day of such period or whose nomination or election was previously so approved.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Documentation Agent” means each of Citibank, N.A., DBS Bank Ltd. and U.S. Bank National Association in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Co-Syndication Agent” means each of Bank of America, N.A. and PNC Bank, National Association in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.

“Designated Foreign Subsidiary Borrower” means a Luxembourg Borrower or any other Foreign Subsidiary Borrower that is organized under the laws of any other jurisdiction designated from time to time by the Administrative Agent.

“Designated Loan” means a Designated Revolving Loan or a Designated Swingline Loan, as applicable.

“Designated Revolving Loan” means a Revolving Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.

“Designated Swingline Loan” means a Swingline Loan denominated in Dollars to a Designated Foreign Subsidiary Borrower.

“Designated Persons” means any Person listed on a Sanctions List.

“Disqualified Competitor” means (a) Persons that are reasonably determined by the Company to be competitors of the Company or its Subsidiaries and which are specifically identified by the Company to the Administrative Agent in writing and delivered in accordance with Section 9.01 prior to the Effective Date, (b) any other Person that is reasonably determined by the Company to be a competitor of the Company or its Subsidiaries and which is specifically identified in a written supplement to the list of “Disqualified Competitors”, which supplement shall become effective three (3) Business Days after delivery thereof to the Administrative Agent (for distribution to the Lenders) in accordance with Section 9.01 and (c) in the case of the foregoing clauses (a) and (b), any of such entities’ Affiliates to the extent such Affiliates (x) are clearly identifiable as Affiliates of such Persons based solely on the similarity of such Affiliates’ and such Persons’ names and (y) are not bona fide debt investment funds. It is understood and agreed that (i) any supplement to the list of Persons that are Disqualified Competitors contemplated by the foregoing clause (b) shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans (but solely with respect to such Loans), (ii) the Administrative Agent shall have no responsibility or liability to determine or monitor whether any Lender or potential Lender is a Disqualified Competitor, (iii) the Company’s failure to deliver such list (or supplement thereto) in accordance with Section 9.01 shall render such list (or supplement) not received and not effective and (iv) “Disqualified Competitor” shall exclude any Person that the Company has designated as no longer being a “Disqualified Competitor” by written notice delivered to the Administrative Agent from time to time in accordance with Section 9.01.

“Dollar Amount” of any currency means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in a Foreign Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of the Dollars with such Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any method of determination it deems reasonably appropriate) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent, in consultation with the Company, using any method of determination it deems reasonably appropriate.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“DQ List” has the meaning assigned to such term in Section 9.04(e)(iv).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, DebtDomain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, or any Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Foreign Subsidiary” means any Foreign Subsidiary that is approved from time to time by the Administrative Agent and each of the Lenders (each such approval not to be unreasonably withheld or delayed).

“Environmental Laws” means all applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material, or to human health and safety matters (including occupational health and safety) involving exposure to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent or in critical or endangered status, within the meaning of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“euro” and/or “EUR” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate (except when used with reference to any Eurocurrency Swingline Loan, in which case “Eurocurrency” means that such Loan bears interest at a rate determined by reference to the Eurocurrency Swingline Rate).

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency and each Designated Loan, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency or Designated Loan as specified from time to time by the Administrative Agent to the Company and each Lender.

“Eurocurrency Swingline Loan” means a Swingline Loan bearing interest at the Eurocurrency Swingline Rate (including, for the avoidance of doubt, a Designated Swingline Loan).

“Eurocurrency Swingline Rate” means the sum of (i) the percentage rate per annum which is equal to the rate (rounded upwards to four decimal places) at which overnight deposits in the relevant currency in an amount approximately equal to the amount with respect to which such rate is being determined would be offered by the Swingline Lender as of 11:00 a.m. Local Time on the day of the proposed Eurocurrency Swingline Loan in the London interbank market for such currency to major banks in such market (provided that, if such rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement) plus (ii) the Applicable Rate for Eurocurrency Borrowings.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Real Property” means the real property listed on Schedule 1.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by any Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means that certain Credit Agreement dated as of October 28, 2014 by and among the Company, the foreign subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Effective Date.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Company and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Fitch” means Fitch Ratings, Inc.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $150,000,000.

“Foreign Lender” means (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Foreign Subsidiary Borrower” means any Eligible Foreign Subsidiary that becomes a Foreign Subsidiary Borrower pursuant to Section 2.23 and that has not ceased to be a Foreign Subsidiary Borrower pursuant to such Section.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other payment obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or payment obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increased Leverage Period” shall mean (i) any fiscal quarter in which (A) the Company or any of its Subsidiaries consummates a Material Acquisition and (B) the Company notifies the Administrative Agent in writing of its intent to increase the maximum permitted Leverage Ratio as a result thereof (such notice, an “Increase Election”) and (ii) the immediately following three fiscal quarters; provided, however, that the Company may not elect to implement an Increased Leverage Period more than twice during the term of this Agreement.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (other than accounts payable), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness shall be deemed to be the lesser of (i) the outstanding principal amount of such Indebtedness plus all accrued and unpaid interest relating thereto and (ii) the fair market value of the property secured by any such Lien, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) all obligations of such Person under Sale and Leaseback Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other person or entity or subject to any other credit enhancement.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information Memorandum” means the Confidential Information Memorandum dated August 2017 relating to the Company and the Transactions.

“Interest Coverage Ratio” has the meaning assigned to such term in Section 6.11(b).

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan (including a Eurocurrency Swingline Loan), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan (other than a Eurocurrency Swingline Loan), the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means (a) with respect to any Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan), the period commencing on the date of such Borrowing and ending on the day that is seven (7) days thereafter or the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect and (b) with respect to any Eurocurrency Swingline Loan, the period commencing on the date of such Loan and ending on the date seven (7) days thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., Bank of America, N.A., PNC Bank, National Association and each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” means the lawful currency of Japan.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” has the meaning assigned to such term in Section 6.11(a).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such Agreed Currency for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Agreed Currency and Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Agreed Currency and such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications and any agreements between the Company and an Issuing Bank regarding such Issuing Bank’s Applicable LC Sublimit or the respective rights and obligations between the Company and such Issuing Bank in connection with the issuance of Letters of Credit and any and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Borrower, or any employee of any Borrower, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars (other than Designated Loans) and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency and Designated Loans (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Borrower” means (i) Afton Chemical EA Holdings S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg L-1273 Luxembourg and registered with the Luxembourg Companies Register under number B 189217, (ii) Afton Chemical International Holdings S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 19, rue de Bitbourg L-1273 Luxembourg and registered with the Luxembourg Companies Register under number B 189212 and (iii) any other Borrower organized under the laws of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg).

“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Company and its Subsidiaries in excess of $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Administrative Agent and the Lenders hereunder.

“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $50,000,000.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary (i) which guarantees Material Indebtedness with an original principal amount in excess of $50,000,000, (ii) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of the Company’s Consolidated EBITDA for such period or (iii) which contributed greater than five percent (5%) of the Company’s Consolidated Total Assets as of such date.

“Maturity Date” means September 22, 2022.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Company and its Subsidiaries to any of the Lenders, the Administrative Agent, any Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or to the Lenders or any of their Affiliates (to the extent (i) such Lender is party hereto at the time such Lender or Affiliate enters into the related Swap Agreement or Banking Services Agreement and (ii) in the case of an initial Lender or its Affiliate, such Lender or Affiliate is party to the related Swap Agreement or Banking Services Agreement entered into prior to the Effective Date) under any Swap Agreement or any Banking Services Agreement.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning set forth in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a)    Liens imposed by law for Taxes that are not yet due and payable or are being contested in compliance with Section 5.04;

(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are either not overdue by more than forty-five (45) days or are being contested in compliance with Section 5.04;

(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)    judgment Liens in respect of judgments and Liens arising under ERISA or the Code with respect to an employee benefit plan (as defined in Section 313 of ERISA) that do not constitute an Event of Default under clause (k) or clause (l), respectively, of Article VII;

(f)    easements, defects in title, zoning, land use and building laws restrictions, rights-of-way, covenants, restrictions and similar encumbrances on real property imposed by law, recorded in land records or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g)    any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding clause (ii);

(h)    Liens arising from filing UCC financing statements relating solely to (i) leases not prohibited by this Agreement and (ii) consignments and/or bailments;

(i)    Liens and deposits in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j)    customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Company or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business; and

(k)    licenses (with respect to intellectual property and other property), leases or subleases granted to third parties and not adversely interfering in any material respect with the ordinary conduct of the business of the Company or its Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any event, that the Company is in compliance on a pro forma basis with the applicable covenant, calculation or requirement herein recomputed as if the event with respect to which compliance on a Pro Forma Basis is being tested had occurred on the first day of the four fiscal quarter period most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 5.01.

“Quotation Day” means, with respect to any Eurocurrency Borrowing for any Interest Period, (i) if the currency is Pounds Sterling, the first day of such Interest Period, (ii) if the currency is euro, the day that is two (2) TARGET2 Days before the first day of such Interest Period, and (iii) for any other currency, two (2) Business Days prior to the commencement of such Interest Period (unless, in each case, market practice differs in the relevant market where the LIBO Rate for such currency is to be determined, in which case the Quotation Day will be determined by the Administrative Agent in accordance with market practice in such market (and if quotations would normally be given on more than one day, then the Quotation Day will be the last of those days)).

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by the Reference Banks (as the case may be) as of the applicable time on the Quotation Day for Loans in the applicable currency and the applicable Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London (or other applicable) interbank market in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers in reasonable market size in that currency and for that period.

“Reference Banks” means such banks as may be appointed by the Administrative Agent in consultation with the Company. No Lender shall be obligated to be a Reference Bank without its consent.

“Register” has the meaning set forth in Section 9.04.

“Regulation” has the meaning set forth in Section 3.07.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time and subject to Section 2.24, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, then, as to each Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans to the extent required under Section 2.05(c).

“Responsible Officer” shall mean any of the president, the chief executive officer, the chief operating officer, a Financial Officer or a vice president of the Company or such other representative of the Company as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, a Financial Officer of the Company.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Company or any Subsidiary.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means S&P Global Ratings, a division of S&P Global Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctions” means:

(a)    economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government and administered by OFAC, (ii) the United Nations Security Council, (iii) the European Union or (iv) Her Majesty’s Treasury of the United Kingdom; and

(b)    economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury.

“Sanctions List” means any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State, Her Majesty’s Treasury of the United Kingdom or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.

“Sanctions Violations” means any violation of any Sanctions by the Company or any of its Subsidiaries, a Lender, an Issuing Bank or the Administrative Agent, as such Sanctions Lists or Sanctions are in effect from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Senior Note Documents” means the Senior Notes, the Senior Note Indenture, the Senior Note Purchase Agreement and each other document executed in connection with the Senior Notes, as each such document may be amended, restated, supplemented or otherwise modified from time to time thereafter.

“Senior Note Indenture” means the Indenture entered into by the Company and the trustee named therein pursuant to which the 2012 Senior Notes are issued, as such Indenture may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time thereafter.

“Senior Note Purchase Agreement” has the meaning assigned to such term in the definition of “2017 Senior Notes”.

“Senior Notes” means the 2012 Senior Notes and the 2017 Senior Notes.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the Board, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal. Such reserve, liquid asset, fees or similar requirements shall include those imposed pursuant to Regulation D of the Board. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the Board. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness for borrowed money of the Company or any Subsidiary with an original principal amount in excess of $50,000,000 (other than intercompany Indebtedness permitted by Section 6.01(c)) which is subordinated by the terms of the Subordinated Indebtedness Documents in right of payment to the Obligations under the Loan Documents.

“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company. For purposes of this Agreement and the other Loan Documents, the Charitable Foundation shall not be considered to be a Subsidiary of the Company.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Swingline Exposure” means, at any time, the aggregate principal Dollar Amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal Dollar Amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the Dollar Amount of participations funded by the other Lenders in such Swingline Loans).

“Swingline Lender” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05 (for the avoidance of doubt, each Eurocurrency Swingline Loan is a Swingline Loan).

“Swiss Borrower” means Afton Chemical Switzerland GmbH, a Swiss limited liability company and any other Foreign Subsidiary Borrower organized under the laws of Switzerland or, if different, is deemed resident in Switzerland for Swiss Withholding Tax purposes pursuant to Article 9 of the Swiss Federal Withholding Tax Act.

“Swiss Federal Withholding Tax Act” means the Swiss Federal Act on Withholding Tax (Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965, SR 642.21), as amended from time to time.

“Swiss Francs” means the lawful currency of Switzerland.

“Swiss Guidelines” means, together, the guidelines S-02.122.1 in relation to bonds of April 1999 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.122.1 vom April 1999 betreffend “Obligationen”), S-02.123 in relation to inter bank transactions of 22 September 1986 as issued by the Swiss Federal Tax Administration (Merkblatt S-02.123 vom 22 September 1986 betreffend Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)), S-02.128 in relation to syndicated credit facilities of January 2000 (Merkblatt S-02.128 vom Januar 2000 “Steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen”), S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt S-02.130.1 vom April 1999 “Geldmarktpapiere und Buchforderungen inländischer Schuldner”), the circular letter No. 15 (1-015-DVS-2007) of 7 February 2007 in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 7. Februar 2007) and the circular letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to customer credit balances (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011) as issued, and as amended or replaced from time to time by the Swiss Federal Tax Administration, or as applied in accordance with a tax ruling (if any) issued by the Swiss Federal Tax Administration, or as substituted or superseded and overruled by any law, statute, ordinance, regulation, court decision or the like as in force from time to time.

“Swiss Qualifying Lender” means (i) any bank as defined in the Swiss Federal Code for Banks and Savings Banks dated 8 November 1934 (Bundesgesetz über die Banken und Sparkassen) as amended from time to time or (ii) a person or entity which effectively conducts banking activities with its own infrastructure and staff as its principal business purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch, all and in each case in accordance with the Swiss Guidelines.

“Swiss Non-Bank Rules” means together the Swiss Twenty Non-Bank Rule and the Swiss Ten-Non-Bank Rule.

“Swiss Non-Qualifying Lender” means any person which does not qualify as a Swiss Qualifying Lender.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders (other than Swiss Qualifying Lenders) of any Swiss Borrower under this Agreement must not at any time exceed ten (10); in each case in accordance with the meaning of the Swiss Guidelines or the applicable legislation or explanatory notes addressing the same issues that are in force at such time.

“Swiss Twenty Non-Bank Rule” means the rule that (without duplication) the aggregate number of creditors (including the Lenders), other than Swiss Qualifying Lenders, of the Swiss Borrower under all outstanding debts relevant for classification as debenture (Kassenobligation) (including debt arising under this Agreement and intra-group loans (if and to the extent intra-group loans are not exempt in accordance with the ordinance of the Swiss Federal Council of 18 June 2010 amending the Swiss Federal Ordinance on withholding tax and the Swiss Federal Ordinance on stamp duties with effect as of 1 August 2010), loans, facilities and/or private placements (including under this Agreement) must not, at any time, exceed twenty (20); in each case in accordance with the meaning of the Swiss Guidelines.

“Swiss Withholding Tax” means any Taxes levied pursuant to the Swiss Federal Withholding Tax Act.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“TARGET2 Day” means a day that TARGET2 is open for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Revolving Credit Exposure” means, at any time, the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Lenders shall have funded their respective participations in the outstanding Swingline Loans.

“Trade Date” has the meaning assigned to such term in Section 9.04(e)(i).

“Transactions” means the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UK Borrower” means (i) Afton Chemical UK Holdings Limited, a private limited company incorporated in England and Wales with registered number 07119870, (ii) Afton Chemical Limited, a private limited company incorporated in England and Wales with registered number 01213092 and (iii) any other Borrower incorporated under the laws of England and Wales.

“UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant UK Borrower, which:

(a) where it relates to a UK Treaty Lender that is a Lender on the day this Agreement is entered into (or any amendment hereto), contains the scheme reference number and jurisdiction of tax residence stated on its signature page to this Agreement (or any amendment hereto) or as otherwise notified to the Company by that UK Treaty Lender in writing, and:

(i) where the UK Borrower is a Borrower on the day this Agreement (or any amendment hereto) is entered into, is filed with HM Revenue & Customs within 30 days of the date of this Agreement (or any amendment hereto); or

(ii) where the UK Borrower is not a Borrower on the day this Agreement is entered into, is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower; or

(b) where it relates to a UK Treaty Lender that is not a party to this Agreement on the date on which this Agreement (or any amendment hereto) is entered into, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement , as the case may be, or as otherwise notified to the Company in writing; and:

(i) where the UK Borrower is a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of that date; or

(ii) where the UK Borrower is not a Borrower as at the relevant assignment date or the date on which the increase to the Commitments and/or the Incremental Term Loans described in the relevant Increasing Lender Supplement or Augmenting Lender Supplement take effect (as applicable) is filed with HM Revenue & Customs within 30 days of the date on which that UK Borrower becomes a Borrower.

“UK CTA 2009” means the United Kingdom Corporation Tax Act 2009.

“UK ITA 2007” means the United Kingdom Income Tax Act 2007.

“UK Qualifying Lender” means (a) a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is (i) a Lender (A) which is a bank (as defined for the purpose of section 879 of the UK ITA 2007) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the UK CTA 2009; or (B) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK ITA 2007) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or (ii) a Lender which is: (A) a company resident in the United Kingdom for United Kingdom tax purposes or (B) a partnership each member of which is (x) a company so resident in the United Kingdom or (y) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (C) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company; or (iii) a UK Treaty Lender, or (b) a Lender which is a building society (as defined for the purposes of section 880 of the UK ITA 2007) making an advance under a Loan Document.

“UK Tax Confirmation” means a confirmation in writing by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.

“UK Tax Deduction” means a deduction or withholding for, or on account of, Tax imposed by the United Kingdom from a payment under a Loan Document, other than a FATCA Deduction.

“UK Treaty” has the meaning assigned to such term in the definition of “UK Treaty State”.

“UK Treaty Lender” means a Lender which is (i) treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty, (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected, and (iii) subject to the completion of procedural formalities, fulfills any other conditions which must be fulfilled under the relevant UK Treaty to obtain exemption from Tax imposed by the United Kingdom on payments of interest.

“UK Treaty State” means a jurisdiction having a double taxation agreement with the United Kingdom (a “UK Treaty”) which makes provision for full exemption from Tax imposed by the United Kingdom on interest.

“U.S. Person” means a “United States person” within the meaning of section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“2012 Senior Notes” means the Company’s $350,000,000 in aggregate principal amount of 4.100% Senior Notes due December 15, 2022, issued pursuant to the Senior Note Indenture, as such Notes may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

“2017 Senior Notes” means the Company’s $250,000,000 in aggregate principal amount of 3.78% Senior Notes due January 4, 2029, issued pursuant to the Note Purchase Agreement, dated as of January 4, 2017 (the “Senior Note Purchase Agreement”), as such Notes may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time.

SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then the Company’s compliance with such provision shall be determined on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in a manner satisfactory to the Borrowers and the Required Lenders. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any change in GAAP after the Effective Date that would require obligations that would be classified and accounted for as an operating lease under GAAP as existing on the Effective Date to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Company and its Subsidiaries, such obligations shall continue to be treated as operating leases for all purposes under this Agreement (except for purposes of the income statement of the Company and its Subsidiaries, on which obligations shall be classified as GAAP irrespective of any change in GAAP after the Effective Date).

SECTION 1.05.    Status of Obligations. The Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which any Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06.    Luxembourg Terms. Notwithstanding any other provision of this Agreement to the contrary, in this Agreement where it relates to any Luxembourg Borrower, a reference to: (a) a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, compulsory manager or other similar officer includes a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) liquidation, bankruptcy, insolvency, reorganization, moratorium or any similar proceeding shall include (i) insolvency/bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code or any other insolvency proceedings pursuant to the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (ii) controlled management (gestion contrôlée) within the meaning of the grand ducal arrêté of 24 May 1935 on controlled management, (iii) voluntary arrangement with creditors (concordat préventif de la faillite) within the meaning of the law of 14 April 1886 on arrangements to prevent insolvency, as amended, (iv) suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code or (v) voluntary or compulsory winding-up pursuant to the law of 10 August 1915 on commercial companies, as amended (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de

rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a guarantee includes any guarantee which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (e) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) or having lost or meeting the criteria to lose its commercial creditworthiness (ébranlement de crédit); (f) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (g) a “set-off” includes, for purposes of Luxembourg law, legal set-off; and (h) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés).

ARTICLE II

The Credits

SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrowers in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of proceeds of such Borrowing to any Swingline Loans outstanding pursuant to Section 2.10(a)) in (a) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposures exceeding the Aggregate Commitment or (c) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02.    Loans and Borrowings. (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)    Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the relevant Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars and no ABR Loan shall be made to a Designated Foreign Subsidiary Borrower. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 ((or, if such Borrowing is denominated in (i) Japanese Yen, JPY100,000,000 or (ii) a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency)) and not less than $5,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, JPY500,000,000 or (ii) a Foreign Currency other than Japanese Yen, 5,000,000 units of such currency). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 250,000 units of such currency) and not less than $250,000 (or, if such Swingline Loan is denominated in a Foreign Currency, 250,000 units of such currency). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurocurrency Revolving Borrowings outstanding.

(d)    Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.    Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request substantially in the form attached hereto as Exhibit G-1 and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, (i) three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or (ii) three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the requested date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in the form attached hereto as Exhibit G-1 and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower;

(ii)    the aggregate principal amount of the requested Borrowing;

(iii)    the date of such Borrowing, which shall be a Business Day;

(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(v)    in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)    the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars (other than a Designated Loan), the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Revolving

Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.    Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a)    (i) each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing and (ii) each Eurocurrency Swingline Loan denominated in a Foreign Currency on the date of the making of such Swingline Loan,

(b)    the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c)    all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

(d)    Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05.    Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender may in its sole discretion make Swingline Loans in Agreed Swingline Currencies to any Borrower from time to time during the Availability Period, in an aggregate principal Dollar Amount at any time outstanding that will not result in (i) subject to Sections 2.04 and 2.11(b), the aggregate principal Dollar Amount of outstanding Swingline Loans exceeding $20,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Commitment or (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Swingline Loans.

(b)    To request a Swingline Loan, the applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent of such request by written notice (via a written Borrowing Request substantially in the form attached hereto as Exhibit G-3 and signed by the applicable Borrower, or the Company on behalf of the applicable Borrower) (i) by telecopy not later than 11:00 a.m., New York City time, on the day of a proposed Swingline Loan in Dollars (other than a Designated Swingline Loan) and (ii) by telecopy not later than 11:00 a.m., Local Time, on the day of a proposed Eurocurrency Swingline Loan in a Foreign Currency and a Designated Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the applicable Borrower requesting such Swingline Loan, the currency, Interest Period (in the case of a Eurocurrency Swingline Loan), Type and amount of the requested Swingline Loan and the account of the applicable Borrower to which the proceeds of such Swingline Loan are to be credited. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Company or any other Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to an account of such Borrower with the Swingline Lender or to such other account of such Borrower designated in such notice (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to such Issuing Bank) by 1:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c)    The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Local Time, on any Business Day, require the Lenders to acquire participations in all or a portion of the Swingline Loans outstanding in the applicable Agreed Currency of such Swingline Loans (i) on the date of such notice in respect of Swingline Loans denominated in Dollars (other than a Designated Swingline Loan) and (ii) promptly, but in any event no later than one (1) Business Day immediately following the date of such notice, in respect of Eurocurrency Swingline Loans denominated in a Foreign Currency and a Designated Swingline Loan. Such notice shall specify the aggregate amount and the applicable Agreed Currency of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans and the applicable Agreed Currency of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of such notice from the Administrative Agent as provided above (and in any event, if such notice is received by 11:00 a.m., Local Time, on a Business Day, no later than 1:00 p.m., Local Time, on such Business Day and if received after 11:00 a.m., Local Time, on a Business Day, no later than 9:00 a.m., Local Time, on the immediately succeeding Business Day), to pay in the applicable Agreed Currency to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Notwithstanding the foregoing, upon the occurrence of (i) the Maturity Date, (ii) any Event of Default described in clause (h), (i) or (j) of Article VII, (iii) the date on which the Loans are accelerated, or (iv) the termination of the Commitments, each Lender shall be deemed to absolutely and unconditionally acquire participations in all of the Swingline Loans outstanding at such time in an amount equal to its Applicable Percentage of such Swingline Loans in each case without notice or any further action from any Swingline Lender, Lender or the Administrative Agent. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the applicable Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment of any Swingline Loan made to such Borrower.

(d)    The Swingline Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of a Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)    Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty (30) days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Swingline Lender shall be replaced in accordance with Section 2.05(d) above.

SECTION 2.06.    Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit denominated in Agreed Currencies for its own account or the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the relevant Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Designated Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents. The Company unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Company will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Company hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to an Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension, but in any event no less than three (3) Business Days) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Company also shall submit a letter of credit application on the relevant Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $75,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by any Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the relevant Borrower at such time (such sum for any Issuing Bank at any time of determination, its “Outstanding LC Amount”) shall not exceed such Issuing Bank’s Applicable LC Sublimit (provided that, notwithstanding this clause (ii) but at all times subject to the immediately preceding clause (i) and the immediately succeeding clauses (iii), (iv), (v) and (vi), an Issuing Bank may, in its sole discretion, agree to issue, amend, renew or extend a Letter of Credit if such issuance, amendment, renewal or extension would cause such Issuing Bank’s Outstanding LC Amount to exceed its Applicable LC Sublimit), (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the Total Revolving Credit Exposures shall not exceed the Aggregate Commitment, (iv) subject to Sections 2.04 and 2.11(b), the Dollar Amount of each Lender’s Revolving Credit Exposure shall not exceed such Lender’s Commitment, (v) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit and (vi) subject to Section 2.04, the Dollar Amount of the aggregate face amount of all Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Applicable LC Sublimit.

(c)    Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the relevant Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that any Letter of Credit (x) with a one-year tenor may provide for the renewal thereof for additional one-year periods and (y) may provide for a tenor in excess of one year if approved by the relevant Issuing Bank, the Administrative Agent (such approval not to be unreasonably withheld) (which tenor shall not, in the case of each of clauses (x) and (y), in any event extend beyond the date referred to in clause (ii) above).

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from each Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the relevant Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if an Issuing Bank shall so elect in its sole discretion by notice to the Company, in such other Agreed Currency which was paid by such Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 2:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the relevant Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement. If the Company’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Company shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the relevant Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated on the date such LC Disbursement is made, of such LC Disbursement.

(f)    Obligations Absolute. The Company’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct (or, as determined pursuant to a claim initiated by the Company, material breach of its express obligations under the Loan Documents) on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of Issuing Bank. (A) Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(B) Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Company and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(A) above.

(j)    Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Company is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Dollar Amount of the Foreign Currency LC Exposure shall be calculated on the date notice demanding cash collateralization is delivered to the Company. The Company also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the relevant Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three (3) Business Days after all Events of Default have been cured or waived.

(k)    Issuing Bank Agreements. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on or prior to each Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and aggregate face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof shall have changed), it being understood that such Issuing Bank shall not effect any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit without first obtaining written confirmation from the Administrative Agent that such increase is then permitted under this Agreement, (ii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iii) on any Business Day on which a Company fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.07.    Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof solely by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars (other than a Designated Loan), by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency and Designated Loans, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the funds so received (by the close of business (New York City time or Local Time, as applicable) on the proposed date of the relevant Loans) in the aforesaid account of the Administrative Agent to (x) an account of the Company designated by the Company in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of such Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the relevant Issuing Bank.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or in the case of an ABR Borrowing, prior to 1:00 p.m., New York City time, on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08.    Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)    To make an election pursuant to this Section, a Borrower, or the Company on its behalf, shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars (other than Designated Loans) or by irrevocable written notice (via an Interest Election Request substantially in form attached hereto as Exhibit G-2 and signed by such Borrower, or the Company on its behalf) in the case of a Borrowing denominated in a

Foreign Currency or a Designated Loan) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form attached hereto as Exhibit G-2 and signed by the relevant Borrower, or the Company on its behalf. Notwithstanding any contrary provision herein, this Section shall not be construed to permit any Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    If the relevant Borrower (or the Company on its behalf) fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars (other than Designated Loans), such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency or a Designated Loan in respect of which the applicable Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars (other than Designated Loans) may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars (other than Designated Loans) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency and each Designated Loan shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09.    Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)    The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposures would exceed the Aggregate Commitment.

(c)    The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10.    Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date in the currency of such Loan and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the seventh (7th) Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Company shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.

(e)    Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in substantially the form attached hereto as Exhibit H. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

SECTION 2.11.    Prepayment of Loans.

(a)    Any Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower, or the Company on behalf of the applicable Borrower, shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars (other than Designated Loans)) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency and Designated Loans), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b)    If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (B) the aggregate principal Dollar Amount of the Total Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the aggregate principal Dollar Amount of the Total Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrowers shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of the Total Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

SECTION 2.12.    Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the average daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the relevant Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)    The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(d)    All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the relevant Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable absent manifest error in the calculation of the amount thereof.

SECTION 2.13.    Interest. (a) (i) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in Dollars other than a Designated Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. (ii) Each Eurocurrency Swingline Loan denominated in any Foreign Currency and each Designated Swingline Loan shall bear interest at the Eurocurrency Swingline Rate.

(b)    The Loans comprising each Eurocurrency Borrowing (other than a Eurocurrency Swingline Loan) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)    Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)    The interest rates provided for in this Agreement, including this Section 2.13, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable at the rates set out in this Section 2.13 or in other Sections of this Agreement is not and will not become subject to Swiss Withholding Tax. Notwithstanding that the parties do not anticipate that any payment of interest will be subject to Swiss Withholding Tax, they agree that, in the event that Swiss Withholding Tax should be imposed on interest payments, the payment of interest due by a Swiss Borrower shall, in line with and subject to Section 2.17, including any limitations therein and any obligations thereunder, be increased to an amount which (after making any deduction of the Non-Refundable Portion (as defined below) of the Swiss Withholding Tax) results in a payment to each Lender entitled to such payment of an amount equal to the payment which would have been due had no deduction of the Swiss Withholding Tax been required. For this purpose, the Swiss Withholding Tax shall be calculated on the full grossed-up interest amount. For the purposes of this Section, “Non-Refundable Portion” shall mean the Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration (SFTA) confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate in which case such lower rate shall be applied in relation to such Lender. Each Swiss Borrower shall provide to the Administrative Agent the documents required by law or applicable double taxation treaties for the Lenders to claim a refund of any Swiss Withholding Tax so deducted.

SECTION 2.14.    Alternate Rate of Interest.

(a)    If at the time that the Administrative Agent shall seek to determine the LIBOR Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing the LIBOR Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (which conclusion shall be conclusive and binding absent manifest error), then the Reference Bank Rate shall be the LIBO Rate for such Interest Period for such Eurocurrency Borrowing; provided that if the Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided, further, however, that if less than two Reference Banks shall supply a rate to the Administrative Agent for purposes of determining the LIBO Rate for such Eurocurrency Borrowing, (i) if such Borrowing shall be requested in Dollars (other than Designated Loans), then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency or if such Borrowing is a Designated Loan, the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Company and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency and Designated Loans shall not be available. It is hereby understood and agreed that, notwithstanding anything to the foregoing set forth in this Section 2.14(a), if at any time the conditions set forth in Section 2.14(c)(i) or (ii) are in effect, the provisions of this Section 2.14(a) shall no longer be applicable for any purpose of determining any alternative rate of interest under this Agreement and Section 2.14(c) shall instead be applicable for all purposes of determining any alternative rate of interest under this Agreement.

(b)    If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)    the Administrative Agent reasonably determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders in their reasonable determination that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the applicable Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c)    Notwithstanding the foregoing, if at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.14(b)(i) have not arisen but the supervisor for the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBOR Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (y) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars (other than a Designated Loan), such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency or a Designated Loan, then such request shall be ineffective; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

SECTION 2.15.    Increased Costs. (a) If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii)    impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the applicable Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the applicable Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)    A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay, or cause the other Borrowers to pay, such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)    Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17.    Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then, subject to Section 2.17(h) and without duplication, the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)     Payment of Other Taxes by the Borrowers. The relevant Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of any Other Taxes.

(c)     Evidence of Payments. As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)     Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. This paragraph (d) shall not apply to the extent such Taxes would have been compensated for by an increased payment under Section 2.17(h)(i) but were not so compensated solely because one of the exclusions set forth in Section 2.17(h)(iii) applied.

(e)     Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)     Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by a Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to such Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)     Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)    United Kingdom Withholding Tax Matters.

(i)    If a UK Tax Deduction is required by law to be made by any Borrower, the amount of the payment due from that Borrower shall be increased to an amount which (after making any UK Tax Deduction) leaves an amount equal to the payment which would have been due if no UK Tax Deduction had been required.

(ii)    The Company shall promptly upon becoming aware that a Borrower must make a UK Tax Deduction (or that there is any change in the rate or the basis of a UK Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender or Issuing Bank shall notify the Administrative Agent on becoming so aware in respect of a payment payable to that Lender or Issuing Bank. If the Administrative Agent receives such notification from a Lender or Issuing Bank it shall notify the Company. For the avoidance of doubt, any failure by a Lender or Issuing Bank to comply with this Section 2.17(h)(ii) shall not limit or otherwise affect any of such Lender’s or Issuing Bank’s, rights under any Loan Document or any obligation of a Borrower under any Loan Document.

(iii)    In the case of a Lender advancing a Loan to a UK Borrower, a payment by a UK Borrower shall not be increased pursuant to Section 2.17(a) or Section 2.17(h)(i) by reason of UK Tax Deduction if on the date on which the payment falls due (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty, or any published practice or published concession of any relevant taxing authority or (ii) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 2.17(h)(vi)(A) or Section 2.17(h)(vii), as applicable, or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA 2007 which relates to the payment and that Lender has received from any Borrower making the payment a certified copy of that Direction and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made, or (iv) the relevant Lender is a UK Qualifying Lender solely by virtue of clause (a)(ii) of the definition of UK Qualifying Lender and (A) the relevant Lender has not given a UK Tax Confirmation to the relevant UK Borrower or the Company and (B) the payment could have been made to the relevant Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the relevant UK Borrower or the Company, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA 2007.

(iv)    Within thirty days of making either a UK Tax Deduction or any payment required in connection with that UK Tax Deduction any Borrower making that UK Tax Deduction shall deliver to the Administrative Agent for the Recipient entitled to the payment a statement under section 975 of the UK ITA 2007 or other evidence reasonably satisfactory to such Recipient that the UK Tax Deduction has been made or (as applicable) any appropriate payment paid to HM Revenue & Customs.

(v)    If a Borrower is required to make a UK Tax Deduction, that Borrower shall make that UK Tax Deduction and any payment required in connection with that UK Tax Deduction within the time allowed and the minimum amount required by law.

(vi)    In the case of a Lender advancing a Loan to a UK Borrower:

(A)    Subject to (B) below, each UK Treaty Lender and each UK Borrower which makes a payment to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such UK Borrower to obtain authorization to make such payment without a UK Tax Deduction.

(B)

(1)    A UK Treaty Lender which becomes a Party on the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence to each UK Borrower and the Administrative Agent on its signature page to this Agreement (or any amendment hereto) or otherwise in writing to the Company; and

(2)    a Lender which is a UK Treaty Lender and which becomes a Lender hereunder after the day on which this Agreement (or any amendment hereto) is entered into that (x) holds a passport under the HM Revenue & Customs DT Treaty Passport scheme and (y) wishes such scheme to apply to this Agreement, shall provide its scheme reference number and its jurisdiction of tax residence in the Assignment or Assumption, Increasing Lender Supplement or Augmenting Lender Supplement, as the case may be, or otherwise in writing to the Company, and having done so, that Lender shall not be under any obligation pursuant to paragraph (A) above.

(C)    Upon satisfying either paragraph (A), (B)(1) or (B)(2) above, such Lender shall have satisfied its obligations under Section 2.17(f)(i) (in respect of a UK Tax Deduction).

(vii)    If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 2.17(h)(vi)(B) above, the UK Borrower(s) making payments to that UK Treaty Lender shall make a UK Borrower DTTP filing with respect to such Lender, and shall promptly provide such Lender with a copy of such filing; provided that, if a UK Borrower making a payment to that UK Treaty Lender has made a UK Borrower DTTP Filing in respect of that UK Treaty Lender but:

(A)    such UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)    HM Revenue & Customs has not given such UK Borrower authority to make payments to such Lender without a deduction for Tax within 60 days of the date of such UK Borrower DTTP Filing;

and in each case, such UK Borrower has notified that UK Treaty Lender in writing of either (A) or (B) above, then such UK Treaty Lender and such UK Borrower shall co-operate in completing any additional procedural formalities necessary for such UK Borrower to obtain authorization to make that payment without a UK Tax Deduction.

(viii)    If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 2.17(h)(vi)(B) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Custom DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(ix)    Each Lender which becomes a party to this Agreement (a “Party”) after the date of this Agreement (a “New Lender”) shall indicate in the relevant Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement (as applicable) which it executes on becoming a Party, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (i) not a UK Qualifying Lender; (ii) a UK Qualifying Lender (other than a UK Treaty Lender); or (iii) a UK Treaty Lender, and if the New Lender fails to indicate its status in accordance with this Section 2.17(h)(ix) then such New Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it is not a UK Qualifying Lender until such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform the relevant UK Borrower). For the avoidance of doubt, an Assignment and Assumption, Increasing Lender Supplement or Augmenting Lender Supplement shall not be invalidated by any failure of a Lender to comply with this Section 2.17(h)(ix).

(i)    VAT.

(i)    All amounts set out or expressed in a Loan Document to be payable by any party to this Agreement (a “Party”) to any Recipient which (in whole or in part) constitute the consideration for any supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Section 2.17(i)(ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any Party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that Party shall pay to such Recipient, as applicable, (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Recipient, as applicable, shall promptly provide an appropriate VAT invoice to such Party).

(ii)    If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any Party other than the VAT Recipient (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the VAT Recipient in respect of that consideration):

(A)    where the Supplier is the person required to account to the relevant tax authority for the VAT, the Subject Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The VAT Recipient will, where this Section 2.17(i)(ii)(A) applies, promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the VAT Recipient from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on the supply; and

(B)    where the VAT Recipient is the person required to account to the relevant tax authority for the VAT, the Subject Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)    Where a Loan Document requires any Party to reimburse or indemnify a Recipient for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)    Any reference in this Section 2.17(i) to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)    In relation to any supply made by a Recipient to any Party under a Loan Document, if reasonably requested by such Recipient, that Party must promptly provide details of its VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

(j)    Defined Terms. For purposes of this Section 2.17, the term “Lender” includes each Issuing Bank and the term “applicable law” includes FATCA.

(k)    Swiss Qualifying Lender Confirmation. Each Lender confirms that it is a Swiss Qualifying Lender or, if not, a single (1) person only for the purpose of the Swiss Non-Bank Rules and any other Person that shall become a Lender or a Participant pursuant to Section 9.04 shall be deemed to have confirmed that it is a Swiss Qualifying Lender or, if not, a single (1) person only for the purpose of Swiss Non-Bank Rules. The Swiss Borrower may request a Lender to confirm (i) whether or not it is (and each of its Participants are) a Swiss Qualifying Lender or (ii) whether it (or any of its Participants) does count as a single (1) person for purposes of the Swiss Non-Bank Rules, if it reasonably believes that that Lender’s status has changed during the term of this Agreement.

(l)    Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)    Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars (other than in respect of Designated Loans), 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency or in respect of Designated Loans, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency or Designated Loan, as applicable, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency or a Designated Loan, the Administrative Agent’s Eurocurrency Payment Office for such currency or Designated Loan, as applicable, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or any Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    [Reserved].

(d)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees that, to the extent permitted by applicable law, any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)    Unless the Administrative Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or each of the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19.    Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    In addition to the Company’s rights under Section 9.02(d), if (i) any Lender requests compensation under Section 2.15, (ii) any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 (other than amounts in respect of Other Taxes or VAT) or (iii) any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

SECTION 2.20.    Expansion Option. The Company may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $425,000,000. The Company may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Company, the Administrative Agent and the Issuing Banks, (ii) no Augmenting Lender shall be the Company or any Subsidiary or Affiliate of the Company and (iii) (x) in the case of an Increasing Lender, the Company and such Increasing Lender execute an agreement substantially in the form of Exhibit B hereto, and (y) in the case of an Augmenting Lender, the Company and such Augmenting Lender execute an agreement substantially in the form of Exhibit C hereto. No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or

Incremental Term Loan pursuant to this Section 2.20. Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Company, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof. Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Company and (B) the Company shall be in compliance (on a Pro Forma Basis) with the covenants contained in Section 6.11 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrowers to borrow hereunder after giving effect to such increase. On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the applicable Borrower, or the Company on behalf of the applicable Borrower, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans. Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrowers, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the Incremental Term Loans as described in this Section 2.20; provided that any such Incremental Term Loan Amendment shall require that any waivers or amendments of Section 4.02 (including the waiver of any Default that has the effect of waiving the conditions in Section 4.02) shall also require the written consent or approval of Lenders having Revolving Credit Exposures and unused Commitments in respect of Revolving Loans representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments in respect of Revolving Loans. Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21.    Administrative Borrower. Each Borrower hereby irrevocably appoints the Company as its agent for all purposes relevant to the administration of this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein (other than any waiver, amendment or other modification contemplated by Section 9.02). Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to the Borrowers.

SECTION 2.22.    Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, nonappealable judgment is given. The obligations of each Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

SECTION 2.23.    Designation of Foreign Subsidiary Borrowers. The Company may at any time and from time to time designate any Eligible Foreign Subsidiary as a Foreign Subsidiary Borrower by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company and the satisfaction of the other conditions precedent set forth in Section 4.03, and upon such delivery and satisfaction such Subsidiary shall for all purposes of this Agreement be a Foreign Subsidiary Borrower and a party to this Agreement. Each Foreign Subsidiary Borrower shall remain a Foreign Subsidiary Borrower until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Foreign Subsidiary Borrower and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Foreign Subsidiary Borrower at a time when any principal of or interest on any Loan to such Borrower shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Foreign Subsidiary Borrower to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall furnish a copy thereof to each Lender. Notwithstanding anything set forth herein or in any other Loan Document to the contrary, (i) other than as expressly set forth in Article X solely with respect to the Company, the parties hereto agree that the Obligations of the Borrowers are several in nature (and not the joint obligations of the Borrowers), including any obligations of Borrowers hereunder to make payments of principal and interest regarding the Loans, and (ii) the parties agree that the Foreign Subsidiary Borrowers are not obligated to pay or otherwise liable for, and do not guaranty, collaterally support or otherwise have any responsibility (in any such case, either directly or indirectly, whether as a primary obligor, guarantor, indemnitor or otherwise) with respect to, any Obligations of the Company or any other Foreign Subsidiary Borrower.

SECTION 2.24.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)    the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders directly affected thereby shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(c)     if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)    all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the relevant Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)    if the Company cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)    if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)    if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the relevant Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)     so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Company in accordance with Section 2.24(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.24(c)(i) (and such Defaulting Lender shall not participate therein).

Subject to Section 9.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

If (i) a Bankruptcy Event or a Bail-In Action with respect to any Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Company or such Lender, satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Company, the Swingline Lender and each Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

Each Borrower represents and warrants to the Lenders that:

SECTION 3.01.    Organization; Powers; Subsidiaries. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of the jurisdiction of its organization, has all requisite organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing (to the extent such concept is applicable) in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary as of the Effective Date, noting whether such Subsidiary is a Material Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the other Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 3.01 as owned by the Company or another Subsidiary are owned, beneficially and of record, by the Company or any Subsidiary free and clear of all Liens (it being understood and agreed that the representation and warranty contained in this sentence shall cease to apply to any such shares or other equity interests to the extent such shares or other equity interests have been sold, transferred or otherwise disposed of by the Company or such Subsidiary to a non-affiliated third party in accordance with the terms of this Agreement following the Effective Date). Other than pursuant to stock option equity or equity-based incentive plans or other benefit plans or retainer arrangements for directors, management or employees of the Company and its Subsidiaries or as otherwise permitted by this Agreement, there are no outstanding commitments or other obligations of the Company or any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Company or any Subsidiary.

SECTION 3.02.    Authorization; Enforceability. The Transactions are within each Borrower’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and constitute a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

SECTION 3.04.    Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2016 reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2017 and June 30, 2017, in each case, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)    Since December 31, 2016, there has been no material adverse change in the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

SECTION 3.05.    Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, other than Liens permitted by Section 6.02.

(b)    Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06.    Litigation, Environmental and Labor Matters. (a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of a Responsible Officer the Company, threatened in writing against the Company or any of its Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

(b)    Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability on the part of the Company or any of its Subsidiaries.

(c)    There are no strikes, lockouts or slowdowns against the Company or any of its Subsidiaries pending or, to the knowledge of any Responsible Officer, threatened in writing. The hours worked by and payments made to employees of the Company and its Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters. All material payments due from the Company or any of its Subsidiaries, or for which any claim may be made against the Company or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which the Company or any of its Subsidiaries is bound.

SECTION 3.07.    Compliance with Laws and Agreements. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority (including, without limitation, Anti-Corruption Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. In the case of a Luxembourg Borrower, (i) it complies with all legal requirements of the Luxembourg law of 31 May 1999, as amended, regarding the domiciliation of companies and all related regulations, and (ii) the head office (administration centrale) and the place of effective management (siège de direction effective) are located at the place of their registered office (siège statutaire) in Luxembourg and, for the purposes of Article 3(1) of the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings, the centre of main interests (centre des intérêts principaux) is located at the place of its registered office (siège statutaire) in Luxembourg. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each UK Borrower is situated in England and Wales and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction. Each Swiss Borrower is in compliance with the Swiss Non-Bank Rules. For the purposes of this Section 3.07, each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are Swiss Non-Qualifying Lenders is ten (10).

SECTION 3.08.    Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.    Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.    ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11.    Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information (other than information of a general economic or industry nature) furnished by or on behalf of the Company or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12.    Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 3.13.    Liens. There are no Liens on any of the real or personal properties of the Company or any Subsidiary except for Liens permitted by Section 6.02.

SECTION 3.14.    No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.15.    Sanctions Laws and Regulations.

(a)    (b) The Company and its Subsidiaries and to the knowledge of a Responsible Officer their respective directors, officers, employees, and agents have conducted their business in compliance with Anti-Corruption Laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(c)    None of the Company or its Subsidiaries or to the knowledge of a Responsible Officer their respective directors, officers, employees, agents or representatives acting or benefiting in any capacity in connection with this Agreement (i) is a Designated Person; (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) in each case, except as could not reasonably be expected to result in a Material Adverse Effect or could not reasonably be expected to result in any Sanctions Violation by, or liability to, a Lender, an Issuing Bank or the Administrative Agent, has directly or indirectly engaged in, or is now directly or indirectly engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions.

SECTION 3.16.    EEA Financial Institutions. No Borrower is an EEA Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) M. Rudolph West, general counsel of the Company, (ii) Hunton & Williams LLP, special counsel for the Borrowers, (iii) Hunton & Williams, counsel for each UK Borrower, (iv) Arendt & Medernach, counsel for each Luxembourg Borrower and (v) BianchiSchwald, counsel for the Swiss Borrower, in each case covering such other matters relating to the Company, the Foreign Subsidiary Borrowers, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. The Company hereby requests such counsels to deliver such opinions.

(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Borrowers, the authorization of the Transactions and any other legal matters relating to such Borrowers, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.

(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)    The Administrative Agent shall have received evidence satisfactory to it that the credit facility evidenced by the Existing Credit Agreement shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (except to the extent being so repaid with the initial Revolving Loans).

(f)    The Administrative Agent shall have received (or provisions reasonably satisfactory to the Administrative Agent shall have been made for the concurrent payment of) all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than in the case of a refinancing of a Borrowing with a new Borrowing that does not increase the aggregate principal amount of the Loans of any Lender outstanding), and of the Issuing Banks to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    The representations and warranties of the Borrowers set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualification) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

SECTION 4.03.    Designation of a Foreign Subsidiary Borrower. The designation of a Foreign Subsidiary Borrower pursuant to Section 2.23 is subject to the condition precedent that the Company or such proposed Foreign Subsidiary Borrower shall have furnished or caused to be furnished to the Administrative Agent:

(a)    Copies, certified by the Secretary or Assistant Secretary of such Subsidiary, of its Board of Directors’ resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) approving the Borrowing Subsidiary Agreement and any other Loan Documents to which such Subsidiary is becoming a party and such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Subsidiary;

(b)    An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary, which shall identify by name and title and bear the signature of the officers of such Subsidiary authorized to request Borrowings hereunder and sign the Borrowing Subsidiary Agreement and the other Loan Documents to which such Subsidiary is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Subsidiary;

(c)    Opinions of counsel to such Subsidiary, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders;

(d)    Any promissory notes requested by any Lender, and any other instruments and documents reasonably requested by the Administrative Agent; and

(e)    In the event a Foreign Subsidiary Borrower is organized under the laws of Switzerland, (i) a copy of the constitutional documents of such Foreign Subsidiary Borrower, being a certified excerpt of the competent commercial register, a certified copy of the articles of association (containing a financial assistance clause allowing for up- and cross-stream security) and (if applicable and relevant), a copy of the duly signed and approved organizational regulations; (ii) a copy of a resolution of the board of directors of such Foreign Subsidiary Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party; (iii) a copy of a resolution of its shareholders’ meeting, approving the terms of, and the transactions contemplated by, the Loan Documents to which such Foreign Subsidiary Borrower is a party and (iv) a certificate of the board of directors of such Foreign Subsidiary Borrower certifying (a) that there have been no changes in the constitutional documents of such Foreign Subsidiary Borrower as set out in Section 4.03(e)(i) above, as attached thereto and as certified as of a recent date by the commercial register, if applicable, since the date of the certification thereof by such commercial register, (b) resolutions of the Board of Directors or other governing body of such Foreign Subsidiary Borrower authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (c) the names and true signatures of the authorized signatories of such Foreign Subsidiary Borrower authorized to sign the Loan Documents to which it is a party, and authorized to request Borrowings and/or LC Disbursements under this Agreement.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full (other than unasserted contingent indemnification obligations not yet due and payable) and all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 5.01.    Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to each Lender:

(a)    within ninety (90) days after the end of each fiscal year of the Company (or, if earlier, by the date that the Annual Report on Form 10-K of the Company for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, other than an exception resulting solely from the classification of the Loans as short-term indebtedness during the twelve-month period prior to the Maturity Date) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)    within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Company for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)    concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.11 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)    [intentionally omitted];

(e)    as soon as available, but in any event not more than forty-five (45) days following the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Company for each quarter of such fiscal year in form reasonably satisfactory to the Administrative Agent;

(f)    promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(g)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to clauses (a), (b) and (f) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.

SECTION 5.02.    Notices of Material Events. The Company will furnish to the Administrative Agent (for distribution to each Lender) prompt written notice of the following:

(a)    the occurrence of any Default known to a Responsible Officer of the Company;

(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against the Company or any Subsidiary thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Responsible Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.    Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to so maintain such authority, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any asset sale, merger, consolidation, liquidation or dissolution permitted under Section 6.03; provided, further that neither the Company nor any Subsidiary shall be required to preserve any such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names if a Responsible Officer of the Company or such Subsidiary should reasonably determine that the preservation thereof is no longer desirable in the conduct of the Company’s or such Subsidiary’s business and such failure to so preserve is not materially adverse to the Lenders.

SECTION 5.04.    Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05.    Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, in accordance with industry standards and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

SECTION 5.06.    Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with GAAP. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (or if any Event of Default has occurred and is continuing, any Lender), upon reasonable prior notice, to visit and inspect its properties during normal business hours, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present or participate in any such discussions), all at such reasonable times and as often as reasonably requested; provided, that so long as no Event of Default has occurred and is continuing, (i) the Administrative Agent and its designated representatives shall not be reimbursed for more than one such visit and inspection per year and (ii) the Administrative Agent shall give the Company not less than three (3) Business Days’ prior notice of its intent to conduct any such visit and inspection. The Company acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Company and its Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. To the extent that the Administrative Agent or any Lender obtains possession of any proprietary information in the course of such visit or inspection, the Administrative Agent and each Lender shall handle such information in accordance with Section 9.12 of this Agreement.

SECTION 5.07.    Compliance with Laws and Material Contractual Obligations. The Company will, and will cause each of its Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, except, in the case of clauses (i) and (ii) of this Section 5.07, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will, and will cause each of its Subsidiaries to ensure that no UK Borrower shall do anything to change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales. Each Swiss Borrower shall at all times comply with the Swiss Non-Bank Rules. For the purposes of this Section 5.07, each Swiss Borrower shall assume that the aggregate number of Lenders under this Agreement which are not Swiss Qualifying Lenders is ten (10).

SECTION 5.08.    Use of Proceeds. The proceeds of the Loans will be used only to finance the working capital needs, and for general corporate purposes, of the Company and its Subsidiaries in the ordinary course of business, including, without limitation (i) to refinance the Existing Credit Agreement and (ii) to finance acquisitions and capital expenditures. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full (other than unasserted contingent indemnification obligations not yet due and payable) and all Letters of Credit have expired or terminated, in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

SECTION 6.01.    Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

(a)    the Obligations;

(b)    Indebtedness of any Subsidiary existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof (other than for accrued interest, premiums, costs and expenses);

(c)    Indebtedness of any Subsidiary to the Company or any other Subsidiary;

(d)    Guarantees by any Subsidiary of Indebtedness of another Subsidiary permitted under clause (a), (b), (f) or (g) of this Section 6.01;

(e)    [intentionally omitted];

(f)    Indebtedness of any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (other than for accrued interest, premiums, costs and expenses); provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f), when aggregated with the principal amount of similar Indebtedness of the Company, shall not exceed $150,000,000 at any time outstanding;

(g)    Indebtedness of any Subsidiary as an account party in respect of trade letters of credit; and

(h)    Indebtedness of any Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (h) at any time (when aggregated with the aggregate outstanding principal amount of Indebtedness of the Company and/or any Subsidiary secured by a Lien under Section 6.02(h) at such time) shall not exceed the greater of (i) $300,000,000 and (ii) twenty percent (20%) of the Company’s Consolidated Net Tangible Assets.

SECTION 6.02.    Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)    Permitted Encumbrances;

(b)    any Lien on Excluded Real Property;

(c)    [intentionally omitted];

(d)    any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (other than for accrued interest, premiums, costs and expenses);

(e)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(f)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 6.01 or similar Indebtedness of the Company, in an aggregate principal amount not to exceed $150,000,000, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;

(g)    [intentionally omitted]; and

(h)    Liens on assets of the Company and its Subsidiaries not otherwise permitted above; provided that the aggregate outstanding principal amount of Indebtedness and other obligations of the Company and its Subsidiaries subject to such Liens permitted by this clause (h) at any time (when aggregated with the aggregate outstanding principal amount of Indebtedness of any Subsidiary under Section 6.01(h) at such time) shall not exceed the greater of (i) $300,000,000 and (ii) twenty percent (20%) of the Company’s Consolidated Net Tangible Assets; provided, further, that no Lien permitted under this clause (h) shall be granted to secure Indebtedness under the Senior Note Purchase Agreement or any refinancing or replacement of any of the Indebtedness evidenced by the Senior Note Purchase Agreement unless and until the Obligations are secured equally and ratably with such Indebtedness pursuant to documentation reasonably satisfactory to the Administrative Agent in form and substance, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and its Subsidiaries.

SECTION 6.03.    Fundamental Changes and Asset Sales. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or all or substantially all of the Equity Interests of its Subsidiaries (taken as a whole) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

(i)    any Person (including any Subsidiary) may merge into or consolidate with the Company or any Subsidiary in a transaction in which the Company or such Subsidiary is the surviving corporation (provided that any such merger involving the Company must result in the Company as the surviving entity);

(ii)    (a) any Subsidiary may merge into a Borrower in which the surviving entity is such Borrower (provided that any such merger involving the Company must result in the Company as the surviving entity) and (b) any Subsidiary may merge into any other Subsidiary;

(iii)    (a) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or any other Subsidiary; and

(iv)    any Subsidiary that is not a Material Subsidiary may liquidate or dissolve if a Responsible Officer of the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b)    The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than (i) businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto and (ii) real estate holding and/or development activities.

(c)    The Company will not, nor will it permit any of its Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date.

SECTION 6.04.    [Intentionally Omitted].

SECTION 6.05.    Swap Agreements. The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Company or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any Subsidiary.

SECTION 6.06.    Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Company and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07. Notwithstanding the foregoing, transactions with the Charitable Foundation shall in no event be considered to be transactions with an Affiliate.

SECTION 6.07.    Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends, including in connection with any stock split, with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Company may make Restricted Payments pursuant to and in accordance with stock option equity or equity-based incentive plans or other benefit plans or retainer arrangements for directors, management or employees of the Company and its Subsidiaries and (d) the Company and its Subsidiaries may make any other Restricted Payment so long as, prior to making such Restricted Payment and after giving effect (including giving effect on a Pro Forma Basis) thereto (i) no Default or Event of Default has occurred and is continuing and (ii) the Leverage Ratio is less than or equal to 3.50 to 1.00 (provided, however, that if the Senior Notes are amended to loosen or remove or make more restrictive any Leverage Ratio hurdle as a condition to the payment of Restricted Payments (including by allowing for an Increased Leverage Period with respect to permitting the making of Restricted Payments), then the Leverage Ratio test set forth in the foregoing clause (d)(ii) will be deemed amended to conform to the terms of the Senior Notes, mutatis mutandis, applicable to such payments of Restricted Payments as if fully set forth herein), it being understood and agreed that this clause (d) shall not prohibit the payment of any such Restricted Payment within sixty (60) days after the date of declaration of such Restricted Payment, if, as of the date of declaration thereof, such Restricted Payment would have been permitted under this clause (d).

SECTION 6.08.    Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document or the Senior Note Documents, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to any asset sale pending such sale, provided such restrictions and conditions apply only to such assets and such sale is permitted hereunder (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Indebtedness permitted by this Agreement if (A) such restrictions or conditions are customary for such Indebtedness and (B) in the case of such restrictions or conditions applicable to Borrowers (other than restrictions or conditions imposed by agreements relating to Indebtedness in an aggregate principal amount of less than $10,000,000), such restrictions and conditions are no more restrictive than the comparable restrictions and conditions set forth in this Agreement, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.09.    [Intentionally Omitted].

SECTION 6.10.    Sale and Leaseback Transactions. The Company shall not, nor shall it permit any Subsidiary to, enter into any Sale and Leaseback Transaction after the Effective Date, other than Sale and Leaseback Transactions in respect of which the net cash proceeds received in connection therewith does not exceed $50,000,000 in the aggregate during any fiscal year of the Company, determined on a consolidated basis for the Company and its Subsidiaries.

SECTION 6.11.    Financial Covenants. (a) Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after September 30, 2017, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than 3.50 to 1.00; provided that to the extent that an Increased Leverage Period is in effect, then the Leverage Ratio shall not be greater than 4.00 to 1.00.

(b)    Minimum Interest Coverage Ratio. The Company will not permit the ratio (the “Interest Coverage Ratio”), determined as of the end of each of its fiscal quarters ending on and after September 30, 2017, of (i) Consolidated EBIT to (ii) Consolidated Interest Expense, in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be less than 3.00 to 1.00.

SECTION 6.12.    Sanctions Laws and Regulations. (a) The Company will not, and will not permit its Subsidiaries to, directly or indirectly use the proceeds of the Loans (i) for any purpose which would breach the U.K. Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions; (ii) in each case in any manner that will result in any Sanctions Violations, to fund, finance or facilitate any activities, business or transaction of or with any Designated Person or in any Sanctioned Country; (iii) in any other manner that will result in any Sanctions Violations by any party to this Agreement or (iv) in each case, except as could not reasonably be expected to result in a Material Adverse Effect or could not reasonably be expected to result in any Sanctions Violations by, or liability to, a Lender, an Issuing Bank or the Administrative Agent, for any purpose which would breach Anti-Corruption Laws.

(b)    The Company will not, and will not permit its Subsidiaries to, use funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Designated Persons in any manner which would result in a Sanctions Violation; or (ii) any Sanctioned Country in any manner that would result in a Sanctions Violation, to pay or repay any amount owing to the Lenders under this Agreement.

(c)    The Company will, and shall ensure that each of its Subsidiaries will (i) maintain policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws; and (ii) have appropriate controls and safeguards in place designed to prevent any proceeds of any Loans from being used contrary to the representations and undertakings set forth herein.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of any Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower’s existence) or 5.08, in Article VI or in Article X;

(e)    any Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)    the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace and cure periods);

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by an unaffiliated third party insurer that has not denied coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)    a Change in Control shall occur;

(n)    any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Company or any Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(o)    the subordination provisions of any Subordinated Indebtedness shall cease to be in full force and effect (other than in accordance with their terms); or

(p)    without prejudice to any other provisions of this Article VII, any of the following occurs in respect of a Swiss Borrower: the occurrence of any event or procedure in relation to a Swiss Borrower which is analogous to those listed in the clauses (a), (b) (h) and (i) of this Article VII above including, inter alia “Zahlungsunfähigkeit” (inability to pay its debts), “Zahlungseinstellung” (suspending making payments), “Überschuldung” within the meaning of art. 725 para. 2 and art. 820 para. 1 of the Swiss Federal Code of Obligations (CO) (over-indebtedness, i.e. liabilities not covered by the assets), duty of filing of the balance sheet with the judge due to over-indebtedness or insolvency pursuant to art. 725a and art. 820 para. 1 CO, “Konkurseröffnung und Konkurs” (declaration of bankruptcy and bankruptcy), “Nachlassverfahren” (composition with creditors) including in particular “Nachlassstundung” (moratorium) and proceedings regarding “Nachlassvertrag” (composition agreements) and “Notstundung” (emergency moratorium), proceedings regarding “Fälligkeitsaufschub” (postponement of maturity), “Konkursaufschub / Gesellschaftsrechtliches Moratorium” (postponement of the opening of bankruptcy; moratorium proceedings) pursuant to art. 725a or art. 820 para. 2 CO, notification of the judge of an over-indebtedness under these provisions and “Auflösung / Liquidation” (dissolution/liquidation);

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) (or, with respect to a Swiss Borrower, clause (p)) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrowers accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in case of any event with respect to any Borrower described in clause (h) or (i) (or, with respect to a Swiss Borrower, clause (p)) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity.

ARTICLE VIII

The Administrative Agent

Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and each of the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Banks), and neither the Company nor any other Borrower shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor (such successor to be approved by the Company, such approval not to be unreasonably withheld or delayed; provided, however, if an Event of Default shall exist at such time, no approval of the Company shall be required hereunder). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by any Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent, any arranger of the credit facilities evidenced by this Agreement or any amendment thereof or any other Lender and their respective Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders, if any, identified in this Agreement as a Co-Syndication Agent or a Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Co-Syndication Agent or Co-Documentation Agent as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01.    Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)    if to any Borrower, to it c/o NewMarket Corporation, 330 South Fourth Street, Richmond, Virginia 23219-4350, Attention of Chief Financial Officer (Telecopy No. (804) 788-5435; Telephone No. (804) 788-5055); and Attention of Treasurer (Telecopy No. (804) 788-5435, Telephone No. (804) 788-6495);

(ii)    if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars (other than Designated Loans), to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Joyce King (Telecopy No. (888) 292-9533), (B) in the case of Borrowings denominated in Foreign Currencies and Designated Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of Loans Agency (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, 43rd Floor, New York, New York 10017, Attention of Philip Mousin (Telecopy No. (917) 464-6999) and (C) in the case of a notification of the DQ List, to JPMDQ_Contact@jpmorgan.com;

(iii)    if to JPMorgan as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Joyce King (Telecopy No. (888) 292-9533),or in the case of any other Issuing Bank, to it at the address and telecopy number specified from time to time by such Issuing Bank to the Company and the Administrative Agent;

(iv)    if to the Swingline Lender, (A) in the case of Swingline Loans denominated in Dollars (other than Designated Swingline Loans), to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, Floor L2, Chicago, Illinois 60603-2003, Attention of Joyce King (Telecopy No. (888) 292-9533) and (B) in the case of Swingline Loans denominated in Foreign Currencies and Designated Swingline Loans, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of Loans Agency (Telecopy No. 44 207 777 2360); and

(v)    if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses

(i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient

(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)    Electronic Systems.

(i)    The Company agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)    Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Communications through an Electronic System, except to the extent of direct or actual damages as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02.    Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)    Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment and as provided in Section 2.14(c), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby (except that neither (A) any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) or (B) any amendment entered into pursuant to the terms of Section 2.14(c) shall constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the consent of the Required Lenders), or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), or (vi) release the Company from its obligations under Article X without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.24 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender). Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)    Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Company may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Company and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) each Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by such Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)    Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03.    Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel for the Administrative Agent and one additional local counsel in each applicable jurisdiction, in connection with the syndication of the credit facilities provided for herein, the distribution (including, without limitation, via the internet or through a service such as Intralinks), the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of one primary counsel (and one local counsel in each applicable jurisdiction) for the Administrative Agent and one additional counsel for all of the Lenders and additional counsel as the Administrative Agent or any Lender or group of Lenders reasonably determines are necessary in light of actual or potential conflicts of interest or the availability of different claims or defenses, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    The Company shall indemnify the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by the

Company or any other Borrower or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of (or, as determined pursuant to a claim initiated by the Company, material breach of its express obligations under the applicable Loan Documents by) such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that are permitted under relevant applicable law as losses, claims or damages arising from any non-Tax claim.

(c)    To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, any Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s failure to pay any such amount shall not relieve the Company of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, any Issuing Bank or the Swingline Lender in its capacity as such.

(d)    To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than direct or actual damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)    All amounts due under this Section shall be payable not later than fifteen (15) days after written demand (together with reasonably detailed invoices) therefor.

SECTION 9.04.    Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the relevant Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, subject to Section 9.04(b)(ii)(E) below, if an Event of Default has occurred and is continuing, to any other assignee;

(B)    the Administrative Agent;

(C)    the Issuing Banks; and

(D)    the Swingline Lender.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E)    the assignee shall not be a Disqualified Competitor unless an Event of Default referred to in clause (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing or the Company has consented in writing to such assignment;

(F)    without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to any Borrower described in section 108(e)(4) of the Code;

(G)    the assignee shall not be the Company or any Subsidiary or Affiliate of the Company; and

(H)    the prior written consent of each Swiss Borrower, if the assignee is not a Swiss Qualifying Lender (such consent not to be unreasonably withheld or delayed); provided that no Swiss Borrower shall consent to an assignment that would be in violation of the Swiss Non-Bank Rules; provided, further, that no consent of any Swiss Borrower shall be required if an Event of Default has occurred and is continuing.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Company, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (e) a Disqualified Competitor.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of each Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)    Any Lender may, without the consent of any Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; (D) without the prior written consent of the Administrative Agent, no participation shall be sold to a prospective participant that bears a relationship to any Borrower described in section 108(e)(4) of the Code; and (E) each Participant shall be a Swiss Qualifying Lender or, if not, the prior written consent of each Swiss Borrower has been obtained (such consent not to be unreasonably withheld or delayed; provided that no Swiss Borrower shall consent to a participation that would be in violation of the Swiss Non-Bank Rules; provided, further, that no consent of any Swiss Borrower shall be required if an Event of Default has occurred and is continuing). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) shall be subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender); (B) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (C) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent (i) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation and (ii) the sale of the participation to such Participant is made with the Company’s prior written consent. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    Disqualified Competitors.

(i) No assignment or participation shall be made to any Person that was a Disqualified Competitor as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or grant a participation in all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Competitor for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee or Participant that becomes a Disqualified Competitor after the applicable Trade Date (including as a result of the delivery of a written supplement to the list of “Disqualified Competitors” referred to in, the definition of “Disqualified Competitor”), (x) such assignee or Participant shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Competitor. Any assignment or participation in violation of this clause (e)(i) shall not be void, but the other provisions of this clause (e) shall apply.

(ii) If any assignment or participation is made to any Disqualified Competitor without the Company’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Competitor after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Competitor and the Administrative Agent, require such Disqualified Competitor to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04), all of its interest, rights and obligations under this Agreement to one or more Persons (other than an Ineligible Institution) at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Competitor paid to acquire such interests, rights and obligations in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Competitors to whom an assignment or participation is made in violation of clause (i) above (A) will not have the right to (x) receive information, reports or other materials provided to Lenders by the Company, any other Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Competitor will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Competitors consented to such matter.

(iv) The Administrative Agent shall have the right, and the Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Competitors provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on a Platform, including that portion of such Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender or potential Lender requesting the same.

(v) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Competitors. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any other Lender or Participant or prospective Lender or Participant is a Disqualified Competitor or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, by any other Person to any Disqualified Competitor.

(f)    In case of assignment, transfer or novation by a Lender to a new lender or a participant, of all or any part of its rights and obligations under this Agreement or any of the other Loan Documents, the Lenders and the new lender or participant shall agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of this Agreement or any agreement referred to herein to which a Luxembourg Borrower is a party, any security created or guarantee given under this Agreement or in relation to this Agreement shall be preserved and continue in full force and effect to the benefit of the new lender or participant.

SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrowers in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.    Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07.    Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all of the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b)    EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF

MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. EACH FOREIGN SUBSIDIARY BORROWER IRREVOCABLY DESIGNATES AND APPOINTS THE COMPANY, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.09(B) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. THE COMPANY HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE COMPANY HAS AGREED TO ACCEPT SUCH APPOINTMENT. SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH FOREIGN SUBSIDIARY BORROWER UNTIL ALL LOANS, ALL REIMBURSEMENT OBLIGATIONS, INTEREST THEREON AND ALL OTHER AMOUNTS PAYABLE BY SUCH FOREIGN SUBSIDIARY BORROWER HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND SUCH FOREIGN SUBSIDIARY BORROWER SHALL HAVE BEEN TERMINATED AS A BORROWER HEREUNDER PURSUANT TO SECTION 2.23. EACH FOREIGN SUBSIDIARY BORROWER HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 9.09(B) IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE COMPANY AS PROVIDED IN THIS SECTION 9.09(D); PROVIDED THAT, TO THE EXTENT LAWFUL AND POSSIBLE, NOTICE OF SAID SERVICE UPON SUCH AGENT SHALL BE MAILED BY REGISTERED OR CERTIFIED AIR MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE COMPANY AND (IF APPLICABLE TO) SUCH FOREIGN SUBSIDIARY BORROWER AT ITS ADDRESS SET FORTH IN THE BORROWING SUBSIDIARY AGREEMENT TO WHICH IT IS A PARTY OR TO ANY

OTHER ADDRESS OF WHICH SUCH FOREIGN SUBSIDIARY BORROWER SHALL HAVE GIVEN WRITTEN NOTICE TO THE ADMINISTRATIVE AGENT (WITH A COPY THEREOF TO THE COMPANY). EACH FOREIGN SUBSIDIARY BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH FOREIGN SUBSIDIARY BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH FOREIGN SUBSIDIARY BORROWER. TO THE EXTENT ANY FOREIGN SUBSIDIARY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH FOREIGN SUBSIDIARY BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.    Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities provided for herein, (h) with the consent of the Company or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, “Information” means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE OTHER BORROWERS AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.13.    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.

SECTION 9.14.    No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to such Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, such Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising such Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto.

SECTION 9.15.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.16.    Termination of the Commitments under the Existing Credit Agreement. Each of the signatories hereto that is also a party to the Existing Credit Agreement hereby agrees that, as of the Effective Date, all of the commitments to extend credit under the Existing Credit Agreement to which such signatory is a party will be terminated and cancelled automatically and any and all required notice periods in connection with such termination are hereby waived and of no further force and effect.

SECTION 9.17.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE X

Company Guarantee

In order to induce the Lenders to extend credit to the other Borrowers hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Obligations of each of its Subsidiaries (including, without limitation, the other Borrowers). The Company further agrees that the due and punctual payment of such Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Obligation.

The Company waives presentment to, demand of payment from and protest to any Subsidiary of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Company hereunder shall not be affected by (a) the failure of the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Subsidiary under the provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Obligations; (e) the failure of the Administrative Agent or any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Subsidiary or any other guarantor of any of the Obligations; (g) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Subsidiary or any other guarantor of any of the Obligations, for any reason related to this Agreement, any Banking Services Agreement, any Swap Agreement, any other Loan Document or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Subsidiary or any other guarantor of the Obligations, of any of the Obligations or otherwise affecting any term of any of the Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any other Borrower or any other Person.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Obligations, any impossibility in the performance of any of the Obligations or otherwise.

The Company further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Obligations in its discretion).

In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) may have at law or in equity against the Company by virtue hereof, upon the failure of any Subsidiary to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest thereon. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Applicable Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates), disadvantageous to the Administrative Agent, any Issuing Bank or any applicable Lender (or any of its Affiliates) in any material respect, then, at the election of the Administrative Agent, the Company shall make payment of such Obligation in Dollars (based upon the Dollar Amount of such Obligation on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by the Administrative Agent and, as a separate and independent obligation, shall indemnify the Administrative Agent, any Issuing Bank and any applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

Upon payment by the Company of any sums as provided above, all rights of the Company against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Subsidiary to the Administrative Agent, any Issuing Bank and any Lender (or its applicable Affiliates).

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment in cash of the Obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEWMARKET CORPORATION, as the Company

By:	/s/ Brian D. Paliotti
Name:	Brian D. Paliotti
Title:	Chief Financial Officer

AFTON CHEMICAL UK HOLDINGS LIMITED, as a Foreign Subsidiary Borrower

By:	/s/ Andrew Walker
Name:	Andrew Walker
Title:	Director

By:	/s/ Harvey Watson
Name:	Harvey Watson
Title:	Director

AFTON CHEMICAL LIMITED, as a Foreign Subsidiary Borrower

By:	/s/ Andrew Walker
Name:	Andrew Walker
Title:	Director

By:	/s/ Harvey Watson
Name:	Harvey Watson
Title:	Director

AFTON CHEMICAL EA HOLDINGS S.À R.L., as a Foreign Subsidiary Borrower

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	Class A Manager and Authorized Signatory

AFTON CHEMICAL INTERNATIONAL HOLDINGS S.À R.L., as a Foreign Subsidiary Borrower

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	Class A Manager and Authorized Signatory

Signature Page to Credit Agreement

NewMarket Corporation

AFTON CHEMICAL SWITZERLAND GMBH, as a Foreign Subsidiary Borrower

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	Managing Director

By:	/s/ Cameron D. Warner Jr.
Name:	Cameron D. Warner Jr.
Title:	Managing Director

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent

By:	/s/ Philip Mousin
Name:	Philip Mousin
Title:	Executive Director

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/M/0268710/DTTP

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

By:	/s/ Laurie B. Perper
Name:	Laurie B. Perper
Title:	SVP

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/B/7418/DTTP

PNC BANK, NATIONAL ASSOCIATION, individually as a Lender, as an Issuing Bank and as a Co-Syndication Agent

By:	/s/ David Notaro
Name:	David Notaro
Title:	SVP

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/P/63904/DTTP

Signature Page to Credit Agreement

NewMarket Corporation

CITIBANK, N.A., individually as a Lender and as a Co-Documentation Agent

By:	/s/ Susan M. Kaminski
Name:	Susan M. Kaminski
Title:	SVP

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/C/62301/DTTP

DBS BANK LTD., individually as a Lender and as a Co-Documentation Agent

By:	/s/ Jacqueline Tan
Name:	Jacqueline Tan
Title:	Senior Vice President

Jurisdiction of tax residence: Singapore
Treaty Passport scheme reference number:
67/D/363894/DTTP

U.S. BANK NATIONAL ASSOCIATION, individually as a Lender and as a Co-Documentation Agent

By:	/s/ Mark Irey
Name:	Mark Irey
Title:	Vice President

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/U/62184/DTTP

CITIENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ William J. O’Meara
Name:	William J. O’Meara
Title:	Vice President

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/C/357538/DTTP

Signature Page to Credit Agreement

NewMarket Corporation

BANK OF THE WEST, as a Lender

By:	/s/ Harry Yergey
Name:	Harry Yergey
Title:	Managing Director

By:	/s/ Michael Weinert
Name:	Michael Weinert
Title:	Director

Jurisdiction of tax residence: United States
Treaty Passport scheme reference number:
13/B/359711/DTTP

Signature Page to Credit Agreement

NewMarket Corporation

Schedule 1.01

Excluded Real Property

1)	Foundry Park II, LLC

2)	Gamble’s Hill, LLC

3)	Gamble’s Hill Lab, LLC

4)	Gamble’s Hill Landing, LLC (HQ)

5)	Gamble’s Hill Third Street, LLC

6)	Gamble’s Hill Tredegar, LLC

7)	Lewistown Road, LLC

8)	Old Town, LLC

9)	207 Grande, LL

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$126,666,666.68
BANK OF AMERICA, N.A.	$126,666,666.67
PNC BANK, NATIONAL ASSOCIATION	$126,666,666.67
CITIBANK, N.A.	$101,666,666.66
DBS BANK LTD.	$101,666,666.66
U.S. BANK NATIONAL ASSOCIATION	$101,666,666.66
CITIZENS BANK OF PENNSYLVANIA	$90,000,000.00
BANK OF THE WEST	$75,000,000.00
AGGREGATE COMMITMENT	$850,000,000.00

Schedule 2.06

Existing Letters of Credit

Issuer Beneficiary	Expiration Purpose	Amount Currency
JPMorgan The Travelers Indemnity Company	12/31/2017 Insurance Collateral	212,000.00 USD
JPMorgan Zurich American Insurance Company	03/01/2018 Insurance Collateral	738,000.00 USD
JPMorgan ACE American Insurance Company	03/01/2018 Insurance Collateral	1,533,673.00 USD
JPMorgan Illinois Emergency Management Agency	08/31/2018 Regulatory Compliance	25,000.00 USD
JPMorgan Petroperu S.A. / BBVA Banco Continental de Peru	07/30/2019 Performance Guarantee	974,365.08 USD
JPMorgan ANCAP / Banco Itau Uruguay	06/30/2019 Performance Guarantee	15,800.00 USD
JPMorgan ANCAP / Banco Itau Uruguay	01/31/2020 Performance Guarantee	36,070.00 USD

Schedule 3.01

Subsidiaries

Subsidiary	Jurisdiction of Formation	Company’s Ownership Interest	“Material Subsidiary” (Y or blank for No)*
ACC Services SRL	Argentina	100% indirectly
Aditivos Mexicanos S. A. de C.V.	Mexico	100% indirectly
Afton Chemical Additives Corporation	Virginia	100% indirectly
Afton Chemical Asia Pacific LLC	Virginia	100% indirectly
Afton Chemical Asia Pte. Ltd.	Singapore	100% indirectly	Y
Afton Chemical (Beijing) Co., Ltd.	China	100% indirectly	Y
Afton Chemical Canada Corporation	Canada	100% indirectly	Y
Afton Chemical Canada Holdings, Inc.	Virginia	100% indirectly
Afton Chemical CH Holdings S.à.r.l	Luxembourg	100% indirectly
Afton Chemical Corporation	Delaware	100% directly	Y
Afton Chemical de Mexico S.A. de C.V.	Mexico	100% indirectly	Y
Afton Chemical de Venezuela, C.A.	Venezuela	100% indirectly
Afton Chemical EA Holdings S.à.r.l	Luxembourg	100% indirectly
Afton Chemical France succursale D’Afton Chemical SPRL	France	100% indirectly
Afton Chemical GmbH	Germany	100% indirectly
Afton Chemical India Pvt. Ltd.	India	100% indirectly
Afton Chemical Indústria de Aditivos Ltda	Brazil	100% indirectly
Afton Chemical Intangibles LLC	Virginia	100% indirectly
Afton Chemical International Holdings S.à.r.l.	Luxembourg	100% indirectly
Afton Chemical Japan Corporation	Japan	100% indirectly
Afton Chemical Korea Co., Ltd.	Korea	100% indirectly
Afton Chemical Limited	United Kingdom	100% indirectly	Y
Afton Chemical Mexico Holdings, LLC	Virginia	100% indirectly
Afton Chemical MX, S.A.P.I. de C.V.	Mexico	100% indirectly
Afton Chemical SPRL	Belgium	100% indirectly
Afton Chemical (Suzhou) Co., Ltd.	China	100% indirectly
Afton Chemical Switzerland GmbH	Switzerland	100% indirectly
Afton Chemical UK Holdings Limited	United Kingdom	100% indirectly
Afton Chemical UK LLP	United Kingdom	100% indirectly
Afton Cooper Limited	United Kingdom	100% indirectly
EID Corporation	Liberia	100% indirectly
Ethyl Canada Holdings, Inc.	Virginia	100% indirectly

Ethyl Canada Inc.	Canada	100% indirectly
Ethyl Corporation	Virginia	100% directly
Foundry Park I, LLC	Virginia	100% indirectly
Foundry Park II, LLC	Virginia	100% indirectly
Gamble’s Hill, LLC	Virginia	100% indirectly
Gamble’s Hill Lab, LLC	Virginia	100% indirectly
Gamble’s Hill Landing, LLC	Virginia	100% indirectly
Gamble’s Hill Third Street, LLC	Virginia	100% indirectly
Gamble’s Hill Tredegar, LLC	Virginia	100% indirectly
Lewistown Road, LLC	Virginia	100% indirectly
Libby G Corporation	Liberia	100% indirectly
NewMarket Development Corporation	Virginia	100% directly
NewMarket Investment Company	Virginia	100% directly
NewMarket Services Corporation	Virginia	100% directly
Old Town LLC	Virginia	100% indirectly
Polartech Additives China Holding GmbH	Switzerland	100% indirectly
Polartech Ltd.	United Kingdom	100% indirectly
Servicios Afton de Mexico, S.A. de C.V.	Mexico	100% indirectly
The Edwin Cooper Corporation	Virginia	100% indirectly
207 Grande, LLC	Virginia	100% indirectly

*	calculated as of June 30, 2017

Schedule 6.01

Existing Indebtedness

1)	Afton Chemical (Beijing) Co., Ltd. – revolving loan facility with Bank of America with borrowing limit of $8 million USD (to which Afton Chemical (Suzhou) Co., Ltd. is also a party), and a revolving loan facility with DBS Bank with borrowing limit of $10 million

2)	Afton Chemical Corporation, Ethyl Corporation, Ethyl Canada, Inc. – outstanding surety bonds with aggregate value of $3,273,245.00 USD as of June 30, 2017

3)	Afton Chemical Asia PTE Ltd. - capital lease obligation of $4,751,917.81 USD as of June 30, 2017

4)	Afton Chemical Asia PTE Ltd. and Afton Chemical Asia Pacific Australia - performance guarantees in aggregate amount of $751,374.02 USD as of June 30, 2017

5)	Afton Chemical Limited and Afton Chemical SPRL - performance guarantees and bid bonds in an aggregate amount of $1,459,512.90 USD as of June 30, 2017

6)	Afton Chemical Asia Pacific, LLC (Australia Branch) – letter of credit (credit card collateral) issued by DBS in the amount of $261,076.56 USD as of June 30, 2017

Schedule 6.02

Existing Liens

None

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrowers:	NewMarket Corporation and certain Foreign Subsidiary Borrowers

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of September 22, 2017 among NewMarket Corporation, the Foreign Subsidiary Borrowers from time to time parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

[1]	Select as applicable.

1

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%
$	$	%
$	$	%

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and an Issuing Bank and Swingline Lender

By:
Title:

[Consented to:]3

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

2

NEWMARKET CORPORATION

By:
Title:

3

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement or any other Lender and their respective Related Parties, (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (vi) it does not bear a relationship to any Borrower described in section 108(e)(4) of the Code; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger of the credit facilities evidenced by the Credit Agreement, the Assignor or any other Lender and their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[4. The Assignee confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender]].4

5. [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]5

6. [The Assignee confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [                    ]6, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]7

[4]	Delete as applicable – each Assignee is required to confirm which of these three categories it falls within.
[5]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.
[6]	Insert jurisdiction of tax residence.
[7]	Include if the Assignee holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

EXHIBIT B

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated             , 20     (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Company has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Company has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Company and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[        ], thereby making the aggregate amount of its total Commitments equal to $[        ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[        ] with respect thereto].

[[                    ]. The undersigned Increasing Lender confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]8

[[                    ]. The undersigned Increasing Lender confirms that the person beneficially entitled to interest payable to that Increasing Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]9

[8]	Delete as applicable – each Increasing Lender is required to confirm which of these three categories it falls within.
[9]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.

[[                    ]. The undersigned Increasing Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [                    ]10, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]11

2. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[10]	Insert jurisdiction of tax residence.
[11]	Include if the Increasing Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NEWMARKET CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT C

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated             , 20     (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Company and the Administrative Agent, by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1. The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[        ]] [and] [a commitment with respect to Incremental Term Loans of $[        ]].

2. The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3. The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                    ]

1

[[    ]. The undersigned Augmenting Lender confirms for the benefit of the Administrative Agent and without liability to any Borrower, that it is [not a UK Qualifying Lender] [a UK Qualifying Lender (other than a UK Treaty Lender)] [(a UK Treaty Lender].]12

[[                    ]. The undersigned Augmenting Lender confirms that the person beneficially entitled to interest payable to that Augmenting Lender in respect of an advance under a Loan Document is either (a) a company resident in the United Kingdom for United Kingdom tax purposes or (b) a partnership each member of which is (i) a company so resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK CTA 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK CTA 2009 or (c) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK CTA 2009) of that company.]13

[[                    ]. The undersigned Augmenting Lender confirms that it holds a passport under the HM Revenue and Customs DT Treaty Passport scheme (reference number [            ]) and is tax resident in [                    ]14, so that interest payable to it by borrowers is generally subject to full exemption from United Kingdom withholding tax and requests that the Company notify:

(i)    each UK Borrower which is a party to the Credit Agreement as a Borrower as at the date of this Assignment and Assumption; and

(ii)    each UK Borrower which becomes a Borrower after the date of this Assignment and Assumption,

that it wishes that scheme to apply to the Credit Agreement.]15

4. The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5. Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

[12]	Delete as applicable – each Augmenting Lender is required to confirm which of these three categories it falls within.
[13]	Insert if comes within clause (a)(ii) of the definition of UK Qualifying Lender.
[14]	Insert jurisdiction of tax residence.
[15]	Include if the Augmenting Lender holds a passport under the HM Revenue and Customs DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NEWMARKET CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

3

EXHIBIT D

LIST OF CLOSING DOCUMENTS

NEWMARKET CORPORATION

CERTAIN FOREIGN SUBSIDIARY BORROWERS

CREDIT FACILITIES

September 22, 2017

LIST OF CLOSING DOCUMENTS1

A.    LOAN DOCUMENTS

1.	Credit Agreement (the “Credit Agreement”) by and among NewMarket Corporation, a Virginia corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time parties thereto (collectively with the Company, the “Borrowers”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrowers from the Lenders in an initial aggregate principal amount of $850,000,000.

SCHEDULES

Schedule 1.01	–	Excluded Real Property
Schedule 2.01	–	Commitments
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.01	–	Subsidiaries
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens

EXHIBITS

Exhibit A	–	Form of Assignment and Assumption
Exhibit B	–	Form of Increasing Lender Supplement
Exhibit C	–	Form of Augmenting Lender Supplement
Exhibit D	–	List of Closing Documents
Exhibit E-1	–	Form of Borrowing Subsidiary Agreement
Exhibit E-2	–	Form of Borrowing Subsidiary Termination
Exhibit F-1	–	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	–	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3	–	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	–	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1	–	Form of Borrowing Request
Exhibit G-2	–	Form of Interest Election Request
Exhibit G-3	–	Form of Swingline Borrowing Request
Exhibit H	–	Form of Note

[1]	Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement. Items appearing in bold and italics shall be prepared and/or provided by the Company and/or Company’s counsel.

1

2.	Notes executed by the initial Borrowers in favor of each Lender, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

B.    CORPORATE DOCUMENTS

3.	Certificate of the Secretary or an Assistant Secretary of the Company certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of the Company, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of the Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of the Company authorizing the execution, delivery and performance of each Loan Document to which it is a party and (iv) the names and true signatures of the incumbent officers of the Company authorized to sign the Loan Documents to which it is a party, and (authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement).

3(a)	Certificate signed by a manager (gérant) or an authorized signatory of each Luxembourg Borrower, attaching true, complete and up-to-date copies of the documents listed at items 4(a) to 4(e) herein below and certifying that: (i) each document attached thereto is in full force and effect and has not been amended, modified or revoked; (ii) borrowing the Commitment will not cause any borrowing or other similar limit binding on the respective Luxembourg Borrower to be exceeded; (iii) each respective Luxembourg Borrower (a) is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de la faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its managers or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings; (b) is not, and will not, as a result of its entry into the Credit Agreement or the performance of its obligations thereunder, be in a state of cessation of payments (cessation des paiements), or be deemed to be in such state, and has not lost, and will not, as a result of its entry into the Credit Agreement or the performance of its obligations thereunder, lose its creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and is not aware, or may not be reasonably be aware, of such circumstances; and (iv) each respective Luxembourg Borrower has complied with the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended and all related regulations.

4.	Good Standing Certificate (or analogous documentation if applicable) for the Borrowers from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization.

4(a)	The constitutional documents of each Luxembourg Borrower.

4(b)	The extract from the Luxembourg Companies Register pertaining to each Luxembourg Borrower dated as at the date of the Credit Agreement.

2

4(c)	A certificat de non-inscription d’une décision judiciaire from the Luxembourg Companies Register in respect of each Luxembourg Borrower and dated as at the date of the Credit Agreement, stating that, as of the immediately preceding date, no judicial decision has been registered with the Luxembourg Companies Register by application of article 13, items 2 to 12 and article 14 of the Luxembourg law dated 19 December 2002 relating to the register of commerce and companies.

4(d)	Resolutions of the board of managers (gérants) of each Luxembourg Borrower: (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which each Luxembourg Borrower is a party; (ii) confirming that it is in the best interest of each Luxembourg Borrower to enter into the Loan Documents to which it is a party; (iii) approving and, to the extent necessary, ratifying the terms of, and the transactions contemplated by, the Loan Documents to which each Luxembourg Borrower is a party and resolving that it execute that agreement and perform its obligations thereunder; and (iv) authorizing specified persons to execute the Loan Documents to which each Luxembourg Borrower is a party and to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection with that agreement.

4(e)	The specimen of the signature of each person authorized by the resolutions referred to in paragraph 4(d) above.

C.    OPINIONS

5.	Opinion of M. Rudolph West, Esq., general counsel of the Company.

6.	Opinion of Hunton & Williams LLP, special counsel for the Company.

7.	Opinion of Hunton & Williams, counsel to the UK Borrowers.

8.	Opinion of Arendt & Medernach, counsel to the Luxembourg Borrowers.

9.	Opinion of BianchiSchwald, counsel to the Swiss Borrower.

D.    CLOSING CERTIFICATES AND MISCELLANEOUS

10.	A Certificate signed by the President, a Vice President or a Financial Officer of the Company certifying the following: (i) all of the representations and warranties of the Borrowers set forth in the Credit Agreement are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualification) and (ii) no Default or Event of Default has occurred and is then continuing.

11.	Termination Letter in respect of the Existing Credit Agreement.

3

EXHIBIT E-1

[FORM OF]

BORROWING SUBSIDIARY AGREEMENT

BORROWING SUBSIDIARY AGREEMENT dated as of [            ], among NewMarket Corporation, a Virginia corporation (the “Company”), [Name of Foreign Subsidiary Borrower], a [                    ] (the “New Borrowing Subsidiary”), and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Administrative Agent”).

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to certain Foreign Subsidiary Borrowers (collectively with the Company, the “Borrowers”), and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Foreign Subsidiary Borrower. In addition, the New Borrowing Subsidiary hereby authorizes the Company to act on its behalf as and to the extent provided for in Article II of the Credit Agreement. [Notwithstanding the preceding sentence, the New Borrowing Subsidiary hereby designates the following officers as being authorized to request Borrowings under the Credit Agreement on behalf of the New Subsidiary Borrower and sign this Borrowing Subsidiary Agreement and the other Loan Documents to which the New Borrowing Subsidiary is, or may from time to time become, a party: [                    ].]

Each of the Company and the New Borrowing Subsidiary represents and warrants that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualification) on and as of the date hereof, other than representations given as of a particular date, in which case they shall be true and correct in all materials respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or other materiality qualification) as of that date. [The Company and the New Borrowing Subsidiary further represent and warrant that the execution, delivery and performance by the New Borrowing Subsidiary of the transactions contemplated under this Agreement and the use of any of the proceeds raised in connection with this Agreement will not contravene or conflict with, or otherwise constitute unlawful financial assistance under, Sections 677 to 683 (inclusive) of the United Kingdom Companies Act 2006 of England and Wales (as amended).]17 [INSERT OTHER PROVISIONS REASONABLY REQUESTED BY ADMINISTRATIVE AGENT OR ITS COUNSELS] The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and shall constitute a “Foreign Subsidiary Borrower” for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement.

[17]	To be included only if a New Borrowing Subsidiary will be a Borrower organized under the laws of England and Wales.

1

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

NEWMARKET CORPORATION

By:
Name:
Title:

[NAME OF NEW BORROWING SUBSIDIARY]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

2

EXHIBIT E-2

[FORM OF]

BORROWING SUBSIDIARY TERMINATION

JPMorgan Chase Bank, N.A.

as Administrative Agent

for the Lenders referred to below

10 South Dearborn Street, Floor L2

Chicago, Illinois 60603

Attention: [                    ]

[Date]

Ladies and Gentlemen:

The undersigned, NewMarket Corporation (the “Company”), refers to the Credit Agreement dated as of September 22, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, the Foreign Subsidiary Borrowers from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Company hereby terminates the status of [                    ] (the “Terminated Borrowing Subsidiary”) as a Foreign Subsidiary Borrower under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrower until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been prepaid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full, provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

[Signature Page Follows]

1

This instrument shall be construed in accordance with and governed by the laws of the State of New York.

Very truly yours,

NEWMARKET CORPORATION

By:
Name:
Title:

Copy to:	JPMorgan Chase Bank, N.A.

270 Park Avenue, 43rd Floor

New York, New York 10017

2

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

             as Administrative Agent

             for the Lenders referred to below

[                    ]

[                    ]

Attention: [                    ]

Fax: [                    ]

Re:	NewMarket Corporation

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The [Company/relevant Borrower] hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Revolving Borrowing under the Credit Agreement, and in that connection the [Company/relevant Borrower] specifies the following information with respect to such Revolving Borrowing requested hereby:

1.	Name of Borrower:

2.	Aggregate principal amount of Borrowing:[1]

3.	Date of Borrowing (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[2]

6.	Agreed Currency:

7.	Location and number of the applicable Borrower’s account or any other account agreed upon by the Administrative Agent and such Borrower to which proceeds of Borrowing are to be disbursed:

The [Company] [and the relevant Borrower each] hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and]3 4.02 of the Credit Agreement are satisfied as of the date hereof.

[1]	Not less than applicable amounts specified in Section 2.02(c).
[2]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.
[3]	To be included only upon Effective Date.

Very truly yours,

NEWMARKET CORPORATION, as the Company

By:
Name:
Title:

[OTHER BORROWER, IF APPLICABLE], as a Borrower

By:
Name:
Title:

2

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,

             as Administrative Agent

             for the Lenders referred to below

[                    ]

[                    ]

Attention: [                    ]

Fax: [                    ]

Re:	New Market Corporation

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). [The Company] [name of relevant Borrower] hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to [convert][continue] an existing Revolving Borrowing under the Credit Agreement, and in that connection [The Company] [name of relevant Borrower] specifies the following information with respect to such [conversion][continuation] requested hereby:

1.	List Borrower, date, Type, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.	Aggregate principal amount of resulting Borrowing:

3.	Effective date of interest election (which shall be a Business Day):

4.	Type of Borrowing (ABR or Eurocurrency):

5.	Interest Period and the last day thereof (if a Eurocurrency Borrowing):[1]

6.	Agreed Currency:

[1]	Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,

[NEWMARKET CORPORATION, as the Company][[BORROWER], as Borrower]

By:
Name:
Title:

2

EXHIBIT G-3

FORM OF SWINGLINE BORROWING REQUEST

JPMorgan Chase Bank, N.A.,

             as Administrative Agent

             for the Lenders referred to below

[                    ]

[                    ]

Attention: [                    ]

Fax: [                    ]

Re:	NewMarket Corporation

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of September 22, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NewMarket Corporation (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto (collectively with the Company, the “Borrowers”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The Company hereby gives you notice pursuant to Section 2.05 of the Credit Agreement that it requests a Swingline Loan under the Credit Agreement, and in that connection the Company specifies the following information with respect to such Swingline Loan requested hereby:

1.	Aggregate principal amount of Swingline Loan:[1]

2.	Date of Borrowing (which shall be a Business Day):

3.	Location and number of the applicable Borrower’s account or any other account agreed upon by the Administrative Agent and such Borrower to which proceeds of Swingline Loan are to be disbursed:

The Company hereby represents and warrants that the conditions to lending specified in Sections 4.01 and 4.02 of the Credit Agreement are satisfied as of the date hereof.

[1]	Not less than applicable amounts specified in Section 2.02(c).

Very truly yours,

NEWMARKET CORPORATION, as the Company

By:
Name:
Title:

2

EXHIBIT H

FORM OF NOTE

September 22, 2017

FOR VALUE RECEIVED, the undersigned, [BORROWER], a [                    ] (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [LENDER NAME] (the “Lender”) the aggregate unpaid Dollar Amount of all Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The undersigned Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the undersigned Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of September 22, 2017 by and among the Borrower, [INSERT NAME(S) OF OTHER BORROWER(S), IF ANY], the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the undersigned Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount of such Lender’s Commitment, the indebtedness of the undersigned Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

To the extent permitted by law, demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower. Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

[BORROWER]

By:
Name:
Title:

2

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By